                                                                   EXHIBIT 10.19

                                           *** Text Omitted and Filed Separately
                                                Confidential Treatment Requested
                                            Under 17 C.F.R.(S)(S). 200.80(b)(4),
                                                            200.83 and 240.24b-2

               TERMINATION AND ASSET SALE AND PURCHASE AGREEMENT
               -------------------------------------------------

     THIS TERMINATION AND ASSET SALE AND PURCHASE AGREEMENT is entered into by and between Abbott Laboratories, an Illinois corporation, with its principal place of business at 100 Abbott Park Road, Abbott Park, Illinois 60064-3500 ("Seller"), and Anesta Corp., a Delaware corporation with its principal place of business at 4745 Wiley Post Way, Salt Lake City, Utah 84116 ("Purchaser").

                                  WITNESSETH:

     WHEREAS, Seller and Purchaser entered into a certain Research & Development, License, Supply and Distribution Agreement dated December 27, 1989, as amended August 12, 1991 and December 30, 1992, a letter agreement dated August 31, 1995, and a Trademark License Agreement dated June 11, 1999 (collectively, the "Original Agreements") regarding the development and marketing of certain oral transmucosal fentanyl citrate products;

     WHEREAS, Seller and Purchaser desire to terminate the Original Agreements prior to their respective expiration dates;

     WHEREAS, Seller desires to sell and assign or license to Purchaser certain intellectual property rights and related assets associated with such oral transmucosal fentanyl citrate products, to have Purchaser assume certain of Seller's liabilities associated therewith, and to provide certain services to Purchaser on an interim basis; and

     WHEREAS, Purchaser desires to purchase or license such intellectual property rights and assets, assume such liabilities from Seller, and have Seller perform certain services on an interim basis.

     NOW THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained in this Agreement, Seller and Purchaser agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------
     1.1  Definitions. As used in this Agreement, the following terms shall have
          -----------
the following meanings:

               (a)  "Abbott Non-Patent Rights" shall mean all rights, other than
                     ------------------------
          Abbott Patent Rights, that are owned by or licensed to Abbott with the right to sublicense, and that arise out of work done with, or refer or relate to Products, any intermediate composition or material therefore, or the methods of making or using the same, including, but not limited to, any and all rights which relate to:

                    (i) trade secrets, know-how, show-how, computer software, unpatented and unpatentable inventions, discoveries and ideas;

                    (ii) manufacturing, technical and technological information, methods, processes and techniques, whether relating to successful or unsuccessful work;

                    (iii) preclinical and clinical, in vivo and in vitro study data, characterization, biochemistry, enzymology, toxicology, pharmacology and other information relating to safety and efficacy;

                    (iv) Investigational New Drug Applications, New Drug Applications and Drug Master Files, as such terms are defined under the Act; and

                    (v) any other information relating thereto, or to formulations, designs, practices or methods of administration or use.

               (b)  "Abbott Patent Rights" shall mean the patents and patent
                     --------------------
          applications set forth in Exhibit A-1, and any continuation, division, continuation-in-part, and any provisional applications, and any substitutions, extensions, registrations, confirmations, re-examinations, reissues or renewals of such patents.

               (c)  "Act" shall mean the United States Food, Drug and Cosmetic
                     ---
          Act, as amended, and all regulations thereunder.

               (d)  "Affiliate" shall mean, with respect to each party, any
                     ---------
          legal entity that controls, is controlled by, or is under common control with such party. For purposes of this definition, a party shall be deemed to be in control of another entity if the former entity owns or controls, directly or indirectly, more than fifty percent (50%) of the outstanding voting equity of the other entity (or other comparable ownership interest for an entity other than a corporation).

               (e)  "Anesta Non-Patent Rights" shall have the meaning set forth
                     ------------------------
          in the Original Agreements.

               (f)  "Anesta Patent Rights" shall have the meaning set forth
                     --------------------
          in the Original Agreements.

               (g)  "Anesta Technology" shall have the meaning set forth in
                     -----------------
          the Original Agreements.

               (h)  "Assets" shall mean all of Seller's right, title and
                     ------
          interest in and to the property described in Exhibit A.

               (i)  "Books and Records" shall mean all: (i) Financial Books and
                     -----------------
          Records; (ii) Manufacturing and Regulatory Books and Records; (iii) Marketing Books and Records; and (iv) any other records and data used in connection with the Assets or the manufacture, sale and distribution of Products or Licensed Products in the Territory, but excluding any records, data or other items covered by (i)-(iii) above to the extent such records, data or other items pertain to property that is not an Asset, a Product or a Licensed Product.

               (j)  "Closing" shall mean the consummation of the transactions
                     -------
          contemplated by this Agreement, as more particularly described in
          Article IV.

               (k)  "Closing Date" shall mean March 30, 2000, or such other date
                     ------------
          as the parties may mutually agree to in writing, but in no event later than March 31, 2000, such that the Closing actually takes place consistent with Section 4.4.

               (l)  "Confidential Information" shall mean any and all
                     ------------------------
          information including, but not limited to, ideas, proposals, plans, know-how, reports, drawings, designs, data, discoveries, inventions, improvements, suggestions, specifications, products, samples, components and materials relating to the

          Products, including all information relating to the manufacture, formulation, analysis, stability, clinical data, clinical studies, clinical effects, marketing and distribution plans and data and indications for use of the Products which a party discloses to the other party, except any portion thereof which:

                    (i) is known to the receiving party or its Affiliates at the time of disclosure, is documented by written records made prior to the date of disclosure, and is not disclosed under a confidential obligation or the Original Agreement;

                    (ii) is disclosed to the receiving party by an independent third party other than an Affiliate who has a right to make such disclosure;

                    (iii) becomes patented, published or otherwise part of the public domain through no fault of the receiving party or its Affiliates; or

                    (iv) is independently developed by or for the receiving party without access to Confidential Information disclosed hereunder or under the Original Agreement, as evidenced by its written records.

               (m) "Contracts" shall mean all agreements, contracts, purchase and sale orders, commitments, licenses and enforceable arrangements to which Seller is a party that are related to the Anesta Technology or the manufacture, marketing, sale and distribution of Products or Licensed Products. Such Contracts are listed on Exhibit A-2.

               (n)  "DEA" shall mean the United States Drug Enforcement
                     ---
          Administration.

               (o)  "Effective Date" shall mean the date of full execution of
                     --------------
          this Agreement.

               (p)  "FDA" shall mean the United States Food and Drug
                     ---
          Administration or any successor entity thereto.

               (q)  "Field" shall have the meaning set forth in the Original
                     -----
          Agreement.

               (r)  "Financial Books and Records" shall mean shall mean all
                     ---------------------------
          books of account, records, files and invoices, including all accounting records; inventory records; sales and chargeback data; and pricing information to wholesalers/distributors, relating to the Assets, the Licensed Products or the Products, as more fully set forth in Exhibit A-3.

               (s)  "Fully Burdened Manufacturing Costs" shall have the meaning
                     ----------------------------------
          set forth in the Original Agreements.

               (t)  "Liabilities" shall mean all of the liabilities of Seller
                     -----------
          described in Exhibit B.

               (u)  "Licensed Marks" shall have the meaning set forth in the
                     --------------
          Trademark License Agreement between the parties dated June 11, 1999.

               (v)  "Licensed Products" shall have the meaning set forth in the
                     -----------------
          Original Agreements.

               (w)  "Manufacturing and Regulatory Books and Records" shall mean
                     ----------------------------------------------
          all regulatory data, correspondence, files and reports; quality control records and manuals; research and development files, including clinical research records; records and laboratory books, including product claims; patent disclosures; correspondence; litigation files; production and equipment maintenance data; and any other records or data generated in connection with the development or manufacture of Licensed Products or Products in the Territory, as more fully set forth in Exhibit A-4.

               (x)  "Manufacturing Equipment" shall mean Seller's manufacturing
                     -----------------------
          equipment dedicated to the production of Products set forth in Exhibit C.

               (y)  "Marketing Books and Records" shall mean all sales
                     ---------------------------
          promotional data and materials, advertising and marketing materials, sales training materials, and educational support program materials; market research; customer lists; pricing information for third party payors; supplier lists; business plans; and catalogs relating to the Products, as more fully set forth in Exhibit A-5.

               (z)  "Net Sales" shall have the meaning set forth in the Original
                     ---------
          Agreements, except where the name Abbott appears, Purchaser shall be substituted.

               (aa) "Products" shall mean the oral transmucosal fentanyl citrate
                     --------
          products known as Actiq(R) and Fentanyl Oralet(R).

               (bb) "Purchase Price" shall have the meaning as specified in
                     --------------
          Section 2.3.

               (cc) "Targeted Sales Force" shall mean the employees of Seller
                     --------------------
          that are dedicated to the sales and promotion of Products, identified in Exhibit D .

               (dd) "Trademarks" shall mean the trademarks and their respective
                     ----------
          registrations set forth in Exhibit A-6, together with the goodwill of the business symbolized by such trademarks.

               (ee) "Transitional Activities" shall mean the additional
                     -----------------------
          activities with respect to Products that Seller shall perform on behalf of Purchaser during the Transition Period, which activities shall include: [...***...]

               (ff) "Transition Period" shall mean the period from the Closing
                     -----------------
          Date until such time as Purchaser has assumed, or has caused a third party to assume, full control of the Transitional Activities, but, which in no event, shall be later than December 31, 2000.

               (gg) "Territory" shall mean the fifty (50) states of the United
                     ---------
          States, including its territories and possessions.

     1.2  Interpretation Words and phrases denoting the singular number include
          --------------
the plural and vice versa.

                                  ARTICLE II

                   TERMINATION OF THE ORIGINAL AGREEMENT AND
                   -----------------------------------------
                          SALE AND PURCHASE OF ASSETS
                          ---------------------------

     2.1  Termination of Original Agreement. Upon the terms and subject to
          ---------------------------------
the conditions of this Agreement and for the consideration herein provided, Seller and Purchaser shall terminate the Original Agreement effective on the Closing Date, and except as otherwise provided herein, neither party shall have any further obligations to the other thereunder. Effective upon such

* Confidential treatment requested
termination, all of the licenses granted under the Original Agreements shall terminate, and Seller shall have no further right to manufacture, promote, market or sell the Licensed Products, or to use or practice the Anesta Technology, except (a) as provided in the Supply Agreement described in Section 3.1, and (b) as necessary for the orderly transition of the Transitional Activities from Seller to Purchaser during the Transition Period, as further described in Article VIII.

     2.2 Sale and Purchase of Assets. Upon the terms and subject to the
         ---------------------------
conditions of this Agreement and for the consideration herein provided, on the Closing Date, Seller shall sell, assign, transfer and convey all of its right, title and interest in and to the Assets and the Books and Records to Purchaser, and Purchaser shall purchase all of the Assets and Books and Records from Seller. At the Closing, Seller shall deliver to Purchaser, and Purchaser shall accept and receive from Seller all of the Assets and the Marketing Books and Records. The remaining Books and Records shall be delivered in accordance with
Section 8.8.

     2.3  Consideration. Upon the terms and subject to the conditions of this
          -------------
Agreement, Purchaser shall make payments to Seller as follows:

          (a)  Closing Cash Payment. Purchaser shall deliver to Seller at the
               --------------------
     Closing in partial payment for the termination of the Original Agreement (the "Fee") and the sale, assignment, conveyance, transfer and delivery of
           ---
     the Assets and the Marketing Books and Records, immediately available funds in the amount of Five Million Dollars ($5,000,000.00);

          (b)  Second Cash Payment. Purchaser shall deliver to Seller no later
               -------------------
     than May 1, 2000, in partial payment for the Fee and the sale, assignment, conveyance, transfer and delivery of the Manufacturing and Regulatory Books and Records, immediately available funds in the amount of Fourteen Million Dollars ($14,000,000.00);

          (c)  Final Cash Payment. Purchaser shall deliver to Seller no later
               ------------------
     than May 15, 2000, as the final cash payment for the Fee and the sale, assignment, conveyance, transfer and delivery of the Financial Books and Records and such other Books and Records as have not been delivered previously, immediately available funds in the amount of Five Million Dollars ($5,000,000.00), less One Hundred Fifty Thousand Dollars ($150,000.00), the agreed-upon value of the Product returns; and

          (d)  Earn-out Payments. Purchaser shall make earn-out payments to
               -----------------
    Seller starting from the Closing Date and ending on May 1, 2005. These payments shall equal six percent (6%) of Purchaser's or its Affiliate's or designated third party's Net Sales of Actiq to unrelated third parties in the Territory and shall be made to Seller on a calendar quarterly basis payable sixty (60) days after the end of each such quarter; provided, however, such payments shall be subject to the guaranteed annual maximum and minimum payment amounts set forth in Exhibit A-7.

     The items described in Subsections 2.3(a) through (d) collectively shall constitute the Fee and the purchase price for the Assets and the Books and Records ("Purchase Price").

     2.4  Allocation. The parties agree that within forty-five (45) days after
          ----------
Closing, the Purchase Price shall be allocated among the Fee, the Assets and the Books and Records in accordance with the fair market value of the Fee, the Assets and the Books and Records, respectively. Further, the parties agree to prepare, execute and file an Internal Revenue Service Form 8594 in a timely fashion in accordance with the rules under Internal Revenue Code Section 1060 reflecting such allocation. This allocation shall be binding on the parties for all tax reporting purposes.

* Confidential treatment requested

     2.5 Assumption of Liabilities. At the Closing, except as otherwise set
         -------------------------
forth herein, Purchaser shall assume the Liabilities pursuant to an Assumption of Liabilities in the form attached as Exhibit B-1, and the parties shall each execute and deliver to the other an Assignment and Assumption of Contracts in the form attached as Exhibit B-2. The parties do not intend to confer any benefit under this Agreement on anyone other than the parties and nothing contained herein shall be deemed to confer any such benefit on any such other person. The previous sentence, however, shall not be deemed to alter or diminish Purchaser's indemnity obligations to Seller under Article VII hereof.

                                  ARTICLE III

                             ADDITIONAL COVENANTS
                             --------------------

     3.1 Manufacturing and Supply Agreement. At the Closing, Seller and
         ----------------------------------
Purchaser shall enter into a manufacturing, supply and shipping agreement ("Supply Agreement"), in substantially the form attached hereto as Exhibit F,
  ----------------
whereby Seller shall manufacture, supply and ship such quantities of Products as Purchaser may order from time to time for sale by Purchaser in the Territory. The Supply Agreement shall have a term of twenty-four (24) months, with Purchaser having an option, exercisable at Purchaser's sole discretion upon six
(6) months prior written notice to Seller, to extend the term for up to twelve
(12) additional months. The firm price per unit of Product sold to Purchaser under the Supply Agreement shall be Fully Burdened Manufacturing Costs [...***...] In the event of an unanticipated increase in raw material costs or other unanticipated circumstances which cause the Fully Burdened Manufacturing Costs [...***...] the parties shall negotiate an appropriate adjustment to the maximum price per unit for the affected Product.

     3.2 Solicitation of Targeted Sales Force. For the period starting from
         ------------------------------------
the Effective Date and ending on March 28, 2000, Purchaser shall be entitled to directly or indirectly solicit and hire the Targeted Sales Force, as more fully described in Subsection 8.5(c). Concurrent with such activity of Purchaser, Seller may, at its election, directly or indirectly take reasonable steps to retain the Targeted Sales Force; provided, however, that Seller shall not object to or otherwise

* Confidential Treatment Requested
interfere with Purchaser's efforts under this Section 3.2. The Targeted Sales Force shall be under no obligation to Purchaser with respect to Purchaser's efforts to solicit and/or hire the Targeted Sales Force. Each Targeted Sales Force member shall be free to accept or not accept any offer of employment made by Purchaser.

     3.3 Non-Solicitation. For the period starting from March 29, 2000, and
         ----------------
ending on December 31, 2000, Purchaser and its Affiliates shall not directly or indirectly solicit for employment any member of the Targeted Sales Force. The terms of this Section 3.3 shall not preclude Purchaser or its Affiliates from hiring a member of the Targeted Sales Force who initiates the contact with Purchaser during the six (6)-month period described above.

     3.4 Non-Compete. Except as otherwise provided in the Supply Agreement,
         -----------
for the period starting on the Closing Date and ending on [...***...], Seller shall not develop, manufacture, market, sell, promote or distribute in the Territory any oral transmucosal product that contains fentanyl citrate as an active ingredient contained in a solid matrix or other form secured to a handle or other similar device.

     3.5 Purchase and Sale of Manufacturing Equipment. Upon the expiration
         --------------------------------------------
or termination of the Supply Agreement, Seller shall sell, assign, transfer, convey and deliver to Purchaser and Purchaser shall purchase, accept and receive from Seller the Manufacturing Equipment. The purchase price for the Manufacturing Equipment shall be the then-current net book value of the Manufacturing Equipment, calculated in accordance with generally accepted accounting principles consistently applied and estimated [...***...] Seller shall cause the Manufacturing Equipment to be shipped and delivered, at Purchaser's expense, to the destination specified by Purchaser.

     3.6 Non-Exclusive License. At the Closing, Seller and Purchaser shall
         ---------------------
enter into a non-exclusive license agreement ("License Agreement"), in
                                               -----------------
substantially the form attached hereto as Exhibit G, whereby Seller shall grant to Purchaser and its Affiliates a worldwide, non-exclusive, fully paid and royalty free license, with the right to sublicense, under the Abbott Patent Rights and Abbott Non-Patent Rights to make, have made, use, offer for sale, sell and import Licensed Product in the Field. Further, the parties acknowledge and agree that in the event Seller makes or obtains rights to any improvements or innovations with respect to Abbott

* Confidential Treatment Requested

Patent Rights or Abbott Non-Patent Rights, then Seller shall negotiate in good faith with Purchaser a license to such improvements or innovations on commercially reasonable terms.

                                  ARTICLE IV

                                    CLOSING
                                    -------

     4.1  Closing. The Closing shall occur at Seller's offices in Abbott Park,
          -------
Illinois on the Closing Date, unless another place or date is agreed to in writing by Purchaser and Seller.

     4.2  Items to be Delivered by Seller. Seller shall deliver to Purchaser or
          -------------------------------
Purchaser's agent at or immediately prior to the Closing, the following items:

               (a)  Bill of Sale. A bill of sale for all of the Assets
                    ------------
          constituting personal property in the form attached hereto as Exhibit
          H;

               (b)  Other Instruments of Conveyance. Such other instruments of
                    -------------------------------
          conveyance and transfer as shall be effective to vest in Purchaser title to the Assets to be sold, conveyed, transferred and delivered hereunder, including, without limitation, instruments for recordation or assignments and other similar instruments which evidence the transfer of title (to include an assignment of the Trademarks in the forms attached hereto as Exhibit I);

               (c)  Assignment and Assumption of Contracts. A signature page to
                    --------------------------------------
          the Assignment and Assumption of Contracts executed by an authorized representative of Seller;

               (d)  License Agreement. A signature page to the License Agreement
                    -----------------
          executed by an authorized representative of Seller;

               (e)  Supply Agreement. A signature page to the Supply Agreement
                    ----------------
          executed by an authorized representative of Seller; and

               (f)  Business Records.  All original Marketing Books and Records.

     4.3  Items to be Delivered by Purchaser. Purchaser shall deliver to Seller
          ----------------------------------
at the Closing, the following:

               (a)  Cash Payment. The portion of the Purchase Price described in
                    ------------
          Subsection 2.3(a) by wire transfer, such wire transfer to be directed to:

               [...***...]

               (b)  Assumption of Liabilities. An Assumption of Liabilities
                    -------------------------
          pursuant to the provisions of Section 2.5 hereof in the form attached hereto as Exhibit B-l and a signature page to the Assignment and Assumption of Contracts executed by an authorized representative of Purchaser;

               (c)  Supply Agreement. A signature page to the Supply Agreement
                    ----------------
          executed by an authorized representative of Purchaser;

               (d)  License Agreement. A signature page to the License Agreement
                    -----------------
          executed by an authorized representative of Purchaser; and

               (e)  Board Approval. A Certificate signed by Purchaser's
                    --------------
          Corporate Secretary evidencing approval by Purchaser's Board of Directors of the transactions contemplated herein in the form attached hereto as Exhibit J.

     4.4  Consummation of Closing. All acts, deliveries and confirmations
          -----------------------
comprising the Closing, regardless of chronological sequence, shall be deemed to occur contemporaneously and simultaneously upon the occurrence of the last act, delivery, or confirmation of the Closing, and none of such acts, deliveries or confirmations shall be effective unless and until the last of same shall have occurred.

                                   ARTICLE V

                  REPRESENTATIONS, WARRANTIES AND DISCLAIMERS
                  -------------------------------------------

     5.1  Representations and Warranties by Seller. Seller represents and
          ----------------------------------------
warrants to Purchaser as of the Effective Date and as of the Closing Date that:

               (a)  Organization and Power. Seller is a corporation duly
                    ----------------------
          organized, validly existing and in good standing under the laws of the State of Illinois, and has all requisite power to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby;

* Confidential Treatment Requested

               (b)  Authorization of Agreement, Enforceability. This Agreement
                    ------------------------------------------
          has been duly and validly authorized, executed and delivered by Seller, constitutes a valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms;

               (c)  Effect of Agreement. The execution, delivery and performance
                    -------------------
          by Seller of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate the charter or by-laws of Seller or any provision of any law, statute, rule, regulation, judgment or decree to which Seller or any of the Assets are subject or bound; or (ii) result in the breach of or conflict with any material term, covenant, condition or provision of any agreement of Seller or by which Seller or any of the Assets are subject or bound;

               (d)  Government and Other Consents. To the best of Seller's
                    -----------------------------
          knowledge, no consent, authorization, license, permit, registration or approval of, or exemption or other action by any governmental or public body or authority is required in connection with Seller's execution, delivery or performance of this Agreement;

               (e)  Title to Assets. Seller has and is transferring to Purchaser
                    ---------------
          good and marketable title to the Assets, free and clear of all liens and encumbrances and all rights, title and interest in third parties;

               (f)  Litigation. To the best of Seller's knowledge, there are no:
                    ----------
          (i) outstanding orders, judgments, injunctions, awards or decrees of any court or arbitrator or other governmental regulatory body; or (ii) actions, suits, personal injury or product liability claims, legal administrative or arbitration proceedings or governmental investigations that are either in effect or pending or threatened against or relating to the Assets, Licensed Products or the Products, or affects Seller's ability to perform its obligations pursuant to this Agreement or any ancillary agreement hereto;

               (g)  Contracts. Exhibit A-2 identifies all of the Contracts.
                    ---------
          Seller has made available to Purchaser an accurate and complete copy of each Contract, including all amendments thereto, and has disclosed to Purchaser all amounts owed thereunder. With respect to each Contract: (i) each such Contract is a valid and binding agreement of Seller, is in full force and effect in all material respects, and is enforceable in accordance with its terms subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors; (ii) there has been no material default under such Contracts which not default has not been cured or waived; (iii) Seller has not received any notice or other communication, whether written or oral, regarding any actual, alleged or potential violation or breach of or default under any Contract; (iv) no event has occurred, and no circumstance or condition exists, that could reasonably be expected to result in a violation or other breach of any of the provisions of the Contracts, or give any person the right to declare a default or exercise any remedy under the Contracts or give any person the right to accelerate the maturity or performance of the Contracts or terminate the Contracts; and (v) Seller has not waived any of its rights under the Contracts. The representations and warranties in Subsections 5.1(g)(i), (ii) and (iv) are being made hereunder to the best of Seller's knowledge;

               (h)  Original Agreement. Seller has not sublicensed, assigned,
                    ------------------
          conveyed or otherwise transferred to any third party any rights under the Anesta Patents Rights or Anesta Non-Patent Rights;

               (i)  Brokerage and Finder's Fees. Neither Seller, nor any
                    ---------------------------
          officer, director or agent of Seller has employed any broker, finder, or agent with respect to this Agreement or the transactions contemplated hereby;

               (j)  Abbott Patents and Trademarks Enforcement. In the last three
                    -----------------------------------------
          (3) years, no third party has asserted any claim of infringement, misappropriation or misuse against Seller with respect to the Products, the Licensed Products or the Trademarks. In the last three
          (3) years, Seller has not asserted any claim of infringement, misappropriation or misuse against any third party as to the Anesta Patent Rights, Anesta Non-Patent Rights, Abbott Patent Rights, Abbott Non-Patent Rights, Licensed Marks or Trademarks and to the best of Seller's knowledge, knows of no such infringement, misappropriation or misuse respecting same that is currently ongoing;

               (k)  Books and Records. Seller is transferring to Purchaser the
                    -----------------
          true and correct original copy of the Books and Records. To the best of Seller's knowledge, other than the Books and Records, Seller has not created or caused to be created any books or records relating to work performed under, or products covered by, the licenses granted pursuant to the Original Agreements;

               (l)  Development Work. To the best of Seller's knowledge, Seller
                    ----------------
          has not performed any research, development or other work pursuant to the licenses granted under the Original Agreements with respect to Licensed Products other than the Products;

               (m)  Abbott Patents. Except as set forth on Exhibit A-1 or in the
                    --------------
          licenses granted under the Original Agreements, there are no issued patents or pending patent applications owned by or licensed to Abbott with a right of sublicense, claiming an invention embodied or used in connection with any Product, or any intermediate composition or material therefore, or the methods of making or using the same; and

               (n)  Third Party Royalties. To the best of Seller's knowledge,
                    ---------------------
          Seller has not incurred and does not have any obligation to make royalty payments to any third party with respect to Products or Licensed Products.

          5.2  Disclaimers. PURCHASER ACKNOWLEDGES THAT SELLER IS
               -----------
TRANSFERRING ALL ASSETS "AS IS" "WHERE IS". EXCEPT FOR THE WARRANTIES EXPRESSLY STATED ABOVE, SELLER MAKES NO OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND RESPECTING THE ASSETS, THE PRODUCTS OR THEIR COMMERCIAL VIABILITY. SPECIFICALLY, AND NOT BY WAY OF LIMITATION: (a) SELLER MAKES NO WARRANTIES, REPRESENTATIONS, OR PROJECTIONS RESPECTING FUTURE COSTS, SALES, OR PROFITABILITY OF PRODUCTS; (b) EXCEPT AS SET FORTH IN SUBSECTION 5.1(j), SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND WITH THE RESPECT TO THE TRADEMARKS, OR THAT THE TRADEMARKS CAN BE USED, SOLD, OR PRACTICED WITHOUT INFRINGEMENT OF ANY RIGHTS OWNED OR POSSESSED BY ANY THIRD PARTY; AND (c) SELLER MAKES NO WARRANTY OR REPRESENTATION OF ANY

KIND WITH THE RESPECT TO THE TRADEMARKS, OR THAT THE TRADEMARKS CAN BE USED, SOLD, OR PRACTICED WITHOUT INFRINGEMENT OF ANY RIGHTS OWNED OR POSSESSED BY ANY THIRD PARTY; AND (c) SELLER MAKES NO WARRANTY OR REPRESENTATION OF ANY KIND AS TO THE VALIDITY OF THE TRADEMARKS. EXCEPT FOR THE WARRANTIES EXPRESSLY STATED ABOVE, SELLER DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED, ORAL OR WRITTEN, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF NONINFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR OR SPECIAL PURPOSE.

     5.3  Representations and Warranties by Purchaser. Purchaser represents and
          -------------------------------------------
warrants to Seller as of the Effective Date and as of the Closing Date that:

               (a)  Organization and Power. Purchaser is a corporation duly
                    ----------------------
          organized, validly existing and in good standing under the laws of Delaware, and has all requisite corporate power and authority to execute this Agreement and consummate the transactions contemplated hereby. Purchaser's Board of Directors has approved execution of this Agreement and consummation of the transactions contemplated hereby;

               (b)  Authorization of Agreement. This Agreement has been duly and
                    --------------------------
          validly authorized, executed and delivered by Purchaser, constitutes a valid and binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms;

               (c)  Effect of Agreement. The execution, delivery and performance
                    -------------------
          of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate the charter or by-laws of Purchaser or any provision of any law, statute, rule, regulation, judgment or decree to which Purchaser is subject or bound; or (ii) result in the breach of or conflict with any term, covenant, conditions or provision of any agreement of Purchaser or by which Purchaser or any of its properties are subject or bound;

               (d)  Government and Other Consents. To the best of Purchaser's
                    -----------------------------
          knowledge, no consent, authorization, license, permit, registration or approval of, or exemption or other action by any governmental or public body or authority is required in connection with Purchaser's execution, delivery or performance of this Agreement; and

               (e)  Brokerage and Finder's Fees. Neither Purchaser nor any
                    ---------------------------
          officer, director or agent of Purchaser has employed any broker, finder or agent with respect to this Agreement or the transactions contemplated hereby.

                                  ARTICLE VI

                        OTHER AGREEMENTS OF THE PARTIES
                        -------------------------------

     6.1  Additional Documents. To the extent Seller discovers additional
          --------------------
documents after the Closing that Seller reasonably believes would have been transferred as part of the Books and Records had they been discovered prior to the Closing, Seller shall promptly notify Purchaser in writing of such discovery and shall accord Purchaser ninety (90) days to advise Seller of how Purchaser wishes to handle such documents. During such ninety (90) day period, Seller shall, upon advanced written notice from Purchaser, provide Purchaser reasonable access to the documents. Purchaser may, at its expense, instruct Seller to deliver any or all of such documents to a specified destination, and Seller shall have no obligation with respect to such documents after delivery in accordance with Purchaser's instructions. If Purchaser does not respond to Seller's notice within such ninety (90)-day period, Seller may dispose of such documents in its sole discretion and thereafter, Seller shall have no obligation with respect to such documents.

     6.2  Covenant of Further Assurances. In addition to and not in limitation
          ------------------------------
of other provisions of this Agreement, Seller agrees to execute such instruments, at Purchaser's expense, as Purchaser reasonably determines to be necessary to effect, perfect or confirm of record or otherwise, in Purchaser, full right, title and interest in and to the Assets.

                                  ARTICLE VII

                            GENERAL INDEMNIFICATION
                            -----------------------

     7.1  Obligation of Seller to Indemnify. Seller agrees to indemnify, defend
          ---------------------------------
and hold harmless Purchaser (and its directors, officers, employees, Affiliates, successors and assigns) from and against all losses, personal injuries, liabilities, damages, deficiencies, costs or expenses including, without limitation, reasonable attorneys' fees and disbursements ("Losses"), based upon, arising out of or otherwise in respect of:
  ------

               (a) any breach of any representation and warranty of Seller contained in Section 5.1 of this Agreement (other than the representations and warranties contained in Subsections 5.1(e) and 5.1(h)) asserted in writing by Purchaser (or any Affiliate thereof) within twelve (12) months after the Closing Date;

               (b) the operations of Seller with respect to the development, manufacture, marketing, packaging, distribution, use or sale of Products by or on behalf of Seller prior to the Closing Date;

               (c) the operations of Seller with respect to packaging, distribution and administrative processing of Products by or on behalf of Seller from the Closing Date to the end of the Transition Period;

               (d) any breach of the representations and warranties of Seller contained in Subsections 5.1(e) and 5.1(h) or any failure of Seller to comply with any of its obligations, covenants or agreements set forth in this Agreement;

               (e) any and all obligations or liabilities arising or resulting from Seller's obligations under the Original Agreement, other than those described in subsection (b) above, prior to the Closing Date;

               (f) claims made by members of the Targeted Sales Force who accept employment with Purchaser, which claims arise from acts or omissions by Seller occurring prior to the expiration of their employment with Seller; and

               (g) any liabilities of Seller, other than the Liabilities, which arise out of the Anesta Technology or the Assets, Products, or Licensed Products.

   7.2    Obligation of Purchaser to Indemnify. Purchaser agrees to indemnify,
          ------------------------------------
defend and hold harmless Seller (and its directors, officers, employees, Affiliates, successors and assigns) from and against all Losses based upon, arising out of or otherwise in respect of:

               (a) any breach of any representation and warranty of Purchaser contained in Section 5.3 of this Agreement (other than the representations and warranties contained in Subsections 5.3(b) and 5.3(c)) asserted in writing by Seller (or any Affiliate thereof) within twelve (12) months after the Closing Date;

               (b) the operations of Purchaser with respect to or the development, manufacture, marketing, packaging, distribution, use or sale of Products by or on behalf of Purchaser on or after the Closing Date, except to the extent covered by Subsection 7.1(c);

               (c) any breach of the representations and warranties of Purchaser contained in Subsections 5.3(b) and/or 5.3(c) or any Liability of Seller assumed by Purchaser pursuant to Section 2.4 or any failure by Purchaser to comply with any of its obligations, covenants or agreements under this Agreement; and

               (d) any and all obligations or liabilities arising or resulting from Purchaser's obligations set forth in the Original Agreement prior to the Closing Date.

     7.3  Legal Proceedings.
          -----------------

               (a) Notice of Claim. If any legal proceedings shall be
                   ---------------
          instituted, or any claim or demand made, against an indemnified party in respect of which an indemnifying party may be liable hereunder, or if either party hereto for any reason shall believe that it has a claim against the other pursuant to the indemnity provisions set forth in this Agreement, then the indemnified party or the party believing it has a claim against the other, as the case may be (in either case, the "Indemnified Party"), shall give prompt written notice hereunder
               -----------------
          to the indemnifying party or the party against whom the party giving notice believes it has a claim, as the case may be (in either case, the "Indemnifying Party") and shall use best efforts to send such
               ------------------
          notice no later than fifteen (15) days of the Indemnified Party's own notice of such claim; provided, however, that the failure to provide such prompt notice shall not affect the Indemnifying Party's obligation to indemnify except to the extent of the Indemnifying Party's actual damages caused by such failure. Such notice shall specify in reasonable detail the date such underlying claim or belief first was asserted or arose, the nature of the loss(es) for which payment is claimed, and the amount payable in respect thereto.

               (b) Opportunity to Defend. If an Indemnifying Party receives
                   ---------------------
          notice pursuant to Subsection 7.3(a) hereof, the Indemnifying Party may, at its sole option, elect to defend against the claims, liabilities and/or losses which are the subject of such notice, except that Seller shall have no authority to adjust, compromise or settle any claim involving any right of Purchaser to ownership or use of any of the Assets or to defend any claim which, if adversely determined, would materially impair the commercial prospects of the Products. If the Indemnifying Party elects to defend, then the Indemnified Party shall have the right to participate in such defense at its own expense, trial counsel shall be chosen by the Indemnifying Party and such trial counsel shall be reasonably satisfactory to the Indemnified Party, the costs of which shall be borne by the

          Indemnifying Party, and the Indemnified Party agrees to cooperate with the Indemnifying Party in such defense.

               (c) Reimbursement. If the amount of any actual loss indemnified
                   -------------
          against hereunder shall at any time subsequent to payment of any indemnity payable hereunder, be reduced by any recovery, settlement or other payment, then the amount of such reduction, less any expense incurred by the party receiving such recovery, settlement or other payment in connection therewith, shall be repaid promptly to the Indemnifying Party.

     7.4  Further Conditions. In no event shall a party seeking indemnity
          ------------------
hereunder, compromise or otherwise settle any such claim without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld.

     7.5  Survival. Except as otherwise provided herein, the provisions of
          --------
Article VII hereof shall survive the Closing in accordance with their terms.

     7.6  Purchaser's Insurance. Purchaser shall obtain and keep in force
          ---------------------
during the term of its indemnity obligations to Seller under this Agreement insurance policies providing the following minimum levels of coverage: general comprehensive liability insurance covering each occurrence of bodily injury and property damage in an amount of not less than One Million Dollars ($ 1,000,000.00) per occurrence with an aggregate of Two Million Dollars ($2,000,000.00) in any calendar year with the special endorsement providing coverage for Product and Completed Operations Liability in an amount of not less than Ten Million Dollars ($10,000,000.00); and an umbrella policy in an amount not less than Four Million Dollars ($4,000,000.00). The insurance policy shall be endorsed to provide for written notification to Seller by the insurer not less than thirty (30) days prior to cancellation, expiration, or modification. A certificate of insurance evidencing compliance with this Section and referencing this Agreement shall be furnished to Seller by Purchaser within ten (10) days of the Closing, Date, or, in the event of insurance renewal, within ten (10) days of such renewal.

                                 ARTICLE VIII

                   PRE-CLOSING AND POST-CLOSING TRANSACTIONS
                   -----------------------------------------

     8.1  Use of Names. As soon as practicable following the Closing,
          ------------
Purchaser shall use commercially reasonable efforts to seek the appropriate approvals to market and sell the Products bearing labeling and using literature not containing the name "Abbott Laboratories." Prior to Purchaser receiving such approval, Seller shall use commercially reasonable efforts to exhaust its then-current supply of labels containing the name Abbott Laboratories. Promptly upon receipt of such approval and in accordance with any deadlines or other timing requirements contained therein, Seller shall use commercially reasonable efforts to make the transition to literature and labels consistent with such approval. Nothing herein shall be construed as a grant of any rights to Purchaser to the name "Abbott Laboratories", except that Purchaser may use Seller's existing inventories of literature for Products that bear such name (so long as Purchaser maintains its insurance and indemnity obligations hereunder).

     8.2  Notification of Third Parties. Seller and Purchaser shall cooperate
          -----------------------------
with one another in the notification to customers, regulatory agencies (including but not limited to FDA and DEA), vendors, key opinion leaders, clinicians, pharmacists, wholesalers and the Rocky Mountain Poison Control Center of the transactions contemplated by this Agreement. Such notification shall be in such form as is reasonably satisfactory to Seller and Purchaser.

     8.3  Customer Inquiries. For a period of one (1) year after the Closing
          ------------------
Date, Seller shall refer customer telephone inquiries respecting the Products to Purchaser.

     8.4  Public Announcements. Upon the execution of this Agreement,
          --------------------
Purchaser shall issue a press release substantially in the form attached as Exhibit K and during the first one hundred eighty (180) days after the Effective Date, each party shall obtain the written consent of the other party prior to making any other written public statement concerning this Agreement and the transactions contemplated hereby, which consent shall not be unreasonably withheld. Except as provided in Section 8.1, Purchaser and Seller shall not use the name of the other party in any marketing or advertising materials without prior written approval of the other party. The foregoing shall not be deemed to prevent either party from: (a) making any public disclosure which may be required of either party or its Affiliates at any time under the federal securities laws or by the rules and regulations of any national securities exchange upon which the securities of either party or its Affiliates are traded; provided, however, that the party required to make such disclosure shall, except where impracticable, give reasonable advance notice to the other party of such disclosure and use commercially reasonable efforts to secure confidential treatment of such information; or (b) disclosing the substance or details of this Agreement to its financial advisors, legal advisors, bona fide potential corporate partners or any person or entity who has a bona fide interest in investing in or acquiring substantially all of the assets or securities of such party, provided that such party has used commercially reasonable efforts in good faith to obtain a binder of confidentiality.

     8.5  Pre-Closing and Transition Period.
          ---------------------------------

               (a) Seller's Operations Prior to Closing. During the period
                   ------------------------------------
          between the Effective Date and the Closing Date, except as otherwise contemplated by this Agreement, Seller shall continue to perform its obligations under the Original Agreements in the ordinary and usual course in a manner consistent with its performance of such obligations prior to the Effective Date.

               (b) Seller's Covenants Prior to Closing. During the period
                   -----------------------------------
          between the Effective Date and the Closing Date, Seller shall not, outside the ordinary course of business and without Purchaser's prior written consent, which consent shall not be unreasonably withheld: (i) take any actions that can reasonably be expected to increase the amounts due by Seller under the Contracts; (ii) become a party to an acquisition transaction specifically pertaining to Products; (iii) commence a legal proceeding with respect to the Assets, the Anesta Technology, the Products or the Licensed Products; or (iv) enter into any transaction or take any other action outside the ordinary course of business with respect to the Products or Licensed Products.

               (c) Purchaser's Communication with Targeted Sales Force. On or
                   ---------------------------------------------------
          about March 13, 2000, Purchaser shall, in cooperation with Seller, provide a written communication package to the Targeted Sales Force describing the employment opportunities with Purchaser. Thereafter, on or about March 21 and March 22, 2000, Purchaser shall conduct on-site interviews in Salt Lake City with those interested members of the Targeted Sales Force. On or about March 23, 2000, Purchaser shall send out by express mail services offers for employment to those members of the Targeted Sales Force that Purchaser selects. Such offers shall remain open until 5:00 p.m. CST on March 28, 2000. Thereafter, Purchaser shall be subject to the terms and conditions of Section 3.3.

               (d) Transitional Activities. During the Transition Period, in
                   -----------------------
          addition to the manufacture and shipping obligations of Seller under the Supply Agreement, Seller also shall perform the Transitional Activities on behalf of Purchaser. On a quarterly basis during the Transition Period, Seller shall reconcile the net amount owed Purchaser from the sale of Products to third parties. Such reconciliation shall be performed in a manner consistent with the reconciliation example set forth in Exhibit L. Seller shall pay Purchaser all amounts due according to such reconciliation not later than thirty (30) days after the end of the quarter for which such reconciliation was performed. Such payment shall be made by wire transfer to the First Security Bank of Utah, or such other bank as Anesta shall specify from time to time. Concurrent with such wire transfer, Seller shall transmit to Purchaser a report summarizing the calculations performed pursuant to the reconciliation. The parties shall cooperate to effect the orderly transition of the Transitional Activities from Seller to Purchaser.

               (e) Assistance. During the Transition Period, if requested by
                   ----------
          Purchaser, Seller shall provide Purchaser reasonable levels of non-technical assistance in the transfer to Purchaser of Seller's business and operations relating to the Assets, the Products and the Licensed Products. Seller shall provide such assistance to Purchaser in specific areas and functions, including, without limitation, those areas and functions set forth in Exhibit M. Seller shall remain responsible for the salaries of Seller's personnel participating in such assistance efforts, but Purchaser shall reimburse Seller for all travel, lodging and meals expenses incurred by such personnel.

     8.6  Returns. The parties acknowledge and agree that Product returns shall
          -------
be administered in accordance with the following:

               (a) Pre-Closing. For all Products sold prior to the Closing Date
                   -----------
          and returned thereafter, the liability for such returns shall be fixed [...***...] and shall be deducted from the final payment due by Purchaser to Seller on [...***...] After the Closing Date, the cost of all returns of Products shall be the sole responsibility of Purchaser.

               (b) Transition Period. For all Products returned during the
                   -----------------
          Transition Period, Seller shall administer such returns in accordance with its Hospital Products Division's standard return goods policy. The cost of these returns shall be charged to Purchaser in accordance with the reconciliation example set forth in Exhibit L.

               (c) Post-Transition Period. For all Products sold after the
                   ----------------------
          expiration of the Transition Period, except as otherwise provided in the Supply Agreement, Purchaser shall be solely responsible for all administrative and financial obligations associated with any return of such Products.

               (d) Out-Dated Product. The parties shall accord the following
                   -----------------
          financial treatment with respect to finished Product in inventory at Abbott facilities as of the Closing Date ("Abbott Inventory"): (i) the
                                                     ----------------
          cost of any Abbott Inventory that becomes out-dated during the Transition Period shall be [...***...]and such charge shall be recognized as part of the quarterly reconciliation; and (ii) on or about December 31, 2000, the parties shall meet and mutually agree on a final settlement regarding future out-dated Abbott Inventory, taking into consideration the then-current level of Abbott Inventory and the then-current market demand for Products. This final settlement shall be recognized as part of the final reconciliation of the Transition Period.

     8.7  Limitations. All assistance provided pursuant to Subsection 8.5(e)
          -----------
shall be provided subject to the availability of Seller's appropriate personnel. SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESSED OR IMPLIED, RESPECTING THE ASSISTANCE TO BE PROVIDED BY IT PURSUANT TO THIS ARTICLE VIII OR THE QUALITY THEREOF.

* Confidential Treatment Requested

     8.8  Post-Closing Transfers. Pursuant to Subsections 2.3 (b) and (c), on
          ----------------------
the date specified in such Subsections, Seller shall deliver to Purchaser the original Manufacturing and Regulatory Books and Records and the original Financial Books and Records, respectively, and Purchaser shall deliver to Seller the appropriate cash payments, respectively, by wire transfer in accordance with the wire instruction set forth in Subsection 4.3(a).

                                  ARTICLE IX
                                  ----------

                             CONDITIONS TO CLOSING
                             ---------------------

     9.1  General Conditions. The obligations of Seller and Purchaser to
          ------------------
consummate the transactions contemplated by this Agreement shall be subject to the satisfaction that, at or prior to the Closing, no order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of the transactions contemplated hereby, and no proceeding by any governmental or regulatory authority or instrumentality shall be pending or threatened, which seeks to prohibit or declare illegal the transactions contemplated by this Agreement.

     9.2  Conditions to Obligations of Seller. The obligations of Seller to
          -----------------------------------
consummate the transactions contemplated by this Agreement shall be subject to the satisfaction by Purchaser or waiver by Seller at or prior to the Closing of each of the following conditions:

               (a) Purchaser shall have performed in all material respects its obligations required under this Agreement to be performed by it at or prior to Closing;

               (b) The representations and warranties of Purchaser contained herein shall be true and correct in all material respects at and as of the Effective Date and at and as of the Closing Date as though restated on and as of such date (except in the case of any representation and warranty that by its terms is made as of a date specified therein, in which case such representation and warranty shall be true and correct in all material respects as of such date);

               (c) Seller shall have received from Purchaser the portion of the Purchase Price and the documents referred to in Section 4.3; and

               (d) Seller shall have received from Purchaser a certificate signed by an appropriate officer of Purchaser as to Purchaser's compliance with the conditions set forth in paragraphs (a) and (b) of this Section 9.2.

     9.3  Conditions to Obligations of Purchaser. The obligations of Purchaser
          --------------------------------------
to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction by Seller or waiver by Purchaser at or prior to the Closing of each of the following conditions:

               (a) Seller shall have performed in all material respects its obligations required under this Agreement to be performed by it at or prior to Closing;

               (b) The representations and warranties of Seller contained herein shall be true and correct in all material respects at and as of the Effective Date and at and as of the Closing Date as though restated on and as of such date (except in the case of any representation and warranty that by its terms is made as of a date specified therein, in which case such representation and warranty shall be true and correct in all material respects as of such date);

               (c) Purchaser shall have received from Seller the documents referred to in Section 4.2;

               (d) Contracts shall have been assigned to Purchaser, any required consents under such Contracts permitting such assignment shall have been obtained and Purchaser shall be reasonably satisfied that such Contracts are in full force and effect and that Purchaser shall be entitled to the full rights and benefits of Seller under each such Contract without any material adverse modification therein; and

               (e) Purchaser shall have received from Seller a certificate signed by an appropriate officer of Seller as to Seller's compliance with the conditions set forth in paragraphs (a), (b) and (d) of this
          Section 9.3.

                                   ARTICLE X
                                   ---------

                                  TERMINATION
                                  -----------

     This Agreement may be terminated by either Seller or Purchaser in the event of a material breach by other party that remains uncured after having received sixty (60) days prior written notice thereof from the non-breaching party. Notwithstanding the foregoing, in the event Purchaser fails to make the cash payments to Seller specified in Sections 2.3(b) or (c) by the specific dates stated therein and does not cure such breach after receiving two (2) business days prior written notice from Seller, Seller may immediately take any or all of the following actions: (a) terminate this Agreement and reinstate in its entirety the Original Agreements; (b) terminate the Supply Agreement; and (c) terminate the License Agreement. In the event Seller elects to terminate this Agreement and reinstate the Original Agreements, Purchaser shall not be entitled to be reimbursed for any payments made to date to Seller pursuant to this Agreement.

                                   ARTICLE XI

                               GENERAL PROVISIONS
                               ------------------

     11.1 Survival of Representations. Except where and to the extent expressly
          ---------------------------
stated otherwise, all representations, warranties, covenants and agreements set forth herein shall survive the execution and delivery of this Agreement and the transfer of Assets hereunder and shall be effective regardless of any investigations that may have been made at any time by or on behalf of the non-breaching party.

     11.2 Notices. All communications under the Agreement attached hereto shall
          -------
be in writing and shall either be faxed, sent by courier (Federal Express or equivalent) or mailed by first class mail, postage prepaid, to the facsimile number and/or address specified below. If faxed, such communication shall be deemed to be given when sent; provided, however, that such fax shall be confirmed by sending a hard copy by courier or first class mail (by methods specified herein) within one (1) working day of the sending of such fax. If sent by courier or mailed by first class mail as specified herein, such communication shall be deemed to be given either two (2) business days after sending (for communications sent by courier) or five (5) business days after mailing (for communications sent by mail). All communications hereunder shall be sent:

               (a) if to Seller, at its address shown below or such other address as it may give to Purchaser by notice hereunder:

                    Abbott Laboratories
                    200 Abbott Park Road
                    Abbott Park, IL 60064-3537
                    Attention: Senior Vice President, Hospital Products
                    Telefax:   [...***...]
                    With a copy to:

                    Legal Division
                    Abbott Laboratories
                    100 Abbott Park Road
                    Abbott Park, IL 60064-3500
                    Attention: Divisional Vice President, D-322
                    Telefax:   [...***...]

               (b) if to Purchaser, at its address shown below or such other address as it may give to Seller by notice hereunder:

                    Anesta Corp.
                    4745 Wiley Post Way
                    Salt Lake City, Utah 84116
                    Attention: President and CEO
                    Telefax:   (801) 595-1406

                    With a copy to:

                    Cooley Godward LLP
                    2595 Canyon Blvd.
                    Suite 250
                    Boulder, CO  80302-6737
                    Attention: James C. Linfield, Esq.
                    Telefax:   (303) 546-4099

     11.3 Confidentiality of Information. During the term of this Agreement it
          ------------------------------
may be necessary for a party or its Affiliate(s) to disclose to the other certain Confidential Information. In addition, the parties acknowledge that certain Confidential Information was disclosed between the parties pursuant to the Original Agreements. Except to the extent expressly authorized by this

* Confidential treatment requested

Agreement or otherwise agreed in writing by the parties, the parties agree that from the Effective Date until May 1, 2008, the receiving party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Confidential Information furnished to it by the other party pursuant to this Agreement or the Original Agreements. No Confidential Information shall be disclosed to any employee, agent, consultant, Affiliate, or sublicensee who does not have a need for such information, and then only after the disclosing party has a standing arrangement with or has obtained prior agreement from such person or entity to whom disclosure is to be made to hold in confidence and not make use of such information for any purpose other than those permitted by this Agreement. Each party will use at least the same standard of care as it uses to protect its own Confidential Information of a similar nature to ensure that such employees, agents, consultants, Affiliates and sublicensees do not disclose or make any unauthorized use of such Confidential Information, but no less than reasonable care. Each party will promptly notify the other upon discovery of any unauthorized use or disclosure of the Confidential Information. Nothing in this
Section 11.3 shall prohibit Purchaser from disclosing Confidential Information in connection with its applications for, or maintenance or enforcement of, patent protection.

     11.4 Amendment and Modifications. This Agreement may be amended, modified
          ---------------------------
or supplemented only by written agreement of the parties hereto.

     11.5 Assignment. The rights and obligations of Purchaser and Seller under
          ----------
this Agreement and the agreements provided for herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but may not be assigned by either party without the prior written consent of the other, except either party may assign its rights or obligations hereunder to an Affiliate of said party without the other party's consent, provided, that no such assignment in such instance shall relieve the assigning party of its obligations hereunder, and provided further that either party may make such an assignment without the other party's consent to a successor to all or substantially all of the assets or business of such party to which this Agreement relates, whether in a merger, sale of stock, sale of assets or other transaction.

     11.6 Expenses. Except as otherwise provided herein, Purchaser and Seller
          --------
agree that each of the parties hereto shall bear its own expenses incurred in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Purchaser will pay all recording fees (including, but not limited to, fees and expenses associated with recording of patent and trademark assignments) and all sales and use taxes payable in connection with the sale, transfer, delivery and assignment to be made to Purchaser hereunder.

     11.7  Headings. All headings in this Agreements are for convenience only
           --------
and shall not affect the interpretation or meaning or any provision hereof.

     11.8  Waiver and Preservation of Remedies. No delay on the part of either
           -----------------------------------
of the parties hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any waiver on the part of either party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies of each party based on, arising out of, or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence upon which any claims of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

     11.9  Exhibits. The Exhibits are a part of this Agreement as if fully set
           --------
forth herein. All references herein to paragraphs, subparagraphs, sections, subsections, clauses, and exhibits shall be deemed references to such parts of this Agreement, unless the context otherwise requires.

     11.10 Severability. If any provision of this Agreement is found or
           ------------
declared to be invalid or unenforceable by any court or other competent authority having jurisdiction, such finding or declaration shall not invalidate any other provision hereof, and this Agreement shall thereafter continue in full force and effect except that such invalid or unenforceable provision shall be reformed by a court of competent jurisdiction so as to effect insofar as is practicable the intention of the parties as set forth in this Agreement, provided that if such court is unable or unwilling to effect such reformation, the invalid or unenforceable provision shall be deemed deleted to the same extent as if it had never existed.

     11.11 Governing Law. This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of Illinois, without regard choice of law principles.

     11.12 Counterparts. This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.13 Government Clearances. Purchaser shall bear the responsibility
           ---------------------
and expense of notifying any appropriate governmental agency of this Agreement or transactions under this Agreement and obtaining any legally necessary approvals thereto. Seller shall assist Purchaser to the extent reasonably necessary to notify all such appropriate governmental agencies and shall execute such documents as Purchaser may reasonably request Seller to execute in such regard, at Purchaser's expense.

     11.14 Alternative Dispute Resolution. Any controversy or claim arising out
           ------------------------------
of or relating to this Agreement, or the breach thereof, shall be resolved through the alternative dispute resolution procedure set forth in Exhibit N.

     11.15 Entirety of Agreement. This Agreement constitutes the entire
           ---------------------
agreement of the parties, merges all prior negotiations, agreements and understandings, and states in full all representations and warranties which have induced this Agreement, there being no representations or warranties other than those herein stated.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

ANESTA CORP.                                    ABBOTT LABORATORIES

By: /s/ Thomas B. King                          By: /s/ Richard A. Gonzalez
    -----------------------                         -----------------------
    Thomas B. King                                  Richard A. Gonzalez
    President and Chief                             Senior Vice President,
    Executive Officer                               Hospital Products

Date: 3/13/00                                   Date: 3/13/00
      ---------------------                           ---------------------

                                   EXHIBIT A
                                   ---------

                                    ASSETS

Subject to the provisions of Section 6.1, the Assets are as follows:

1. All Contracts identified on Exhibit A-2.

2. All Financial Books and Records identified on Exhibit A-3.

3. All Manufacturing Books and Records identified on Exhibit A-4.

4. All Marketing Books and Records identified on Exhibit A-5.

5. All such other Books and Records not identified on Exhibits A-3, A-4 or A-5.

6. All Trademarks identified on A-6.

                                  EXHIBIT A-1
                                  -----------

                             ABBOTT PATENT RIGHTS

5041 Family:
-----------

         US D-338,956 issued August 31, 1993 (expires August 31, 2007)


5042 Family:
-----------

         US D-336,955 issued June 29, 1993 (expires June 29, 2007)


5049 Family:
-----------

         US 5,490,989 issued February 13, 1996 (expires February 13, 2013)

         US 5,296,234 issued March 22, 1994 (expires October 11, 2011)

         [...***...]


5433 Family:
-----------

         US 5,419,911 issued May 30, 1995 (expires September 28, 2013)

         Australia Patent No. 682720 issued February 5, 1998 (expires September 14, 2014)

         [...***...]

* Confidential Treatment Requested

                                  EXHIBIT A-2
                                  -----------

                                   CONTRACTS
[...***...]

* Confidential Treatment Requested

                                  EXHIBIT A-3
                                  -----------

                          FINANCIAL BOOKS AND RECORDS

 .   Detailed  breakdown of fully-burdened manufacturing costs
 .   Detail of shipments to wholesalers (amount, shipping, address, etc)
 .   Detail of OTFC- related property, plant and equipment, including accumulated depreciation (original equipment cost, depreciation method, useful lives and salvage value)
 .   Sales and Royalty Data
    .  Actual Gross Units and Sales
    .  Return Units and Dollars
    .  Wholesaler Chargebacks
    .  Cash Discounts
    .  Customer Rebates
    .  Administration Fees
    .  Managed Care Rebates
    .  Medicaid and State Rebates
    .  Any other Deduction to Sales

 .   Detail of product returns by month and reason (i.e. expired, damaged, etc)
    for 1998 and 1999 along with a copy of the returned goods policy.
 .   Updated 2000 sales forecast by month including any available YTD information.

                                  EXHIBIT A-4
                                  -----------

                MANUFACTURING AND REGULATORY BOOKS AND RECORDS


 .   Manufacturing/QA
    .   A copy of letter of reference to [...***...] DMF
    .   Specifications for the bulk drug and finished product
    . A complete list of all stability protocols for the finished product [...***...]
    .   Quantity of  bulk drug available
    .   Outstanding DEA quota issued to Abbott
    . When was each lot manufactured, originally tested, retested, and what were the results of the testing
    .   All annual updates to any regulatory submissions since approval
    .   Master Batch records for Actiq and Oralet
    .   SOPs for OTFC manufacturing operations
    . Equipment development history, including functional requirement and factory acceptance testing
    . Validation reports - equipment and facilities qualification, process validation, cleaning validation and any related computer validation Master production plan and materials plan for Actiq and Oralet FLTS release documentationo Annual product reviews
    .   Audit reports of approved vendors
    .   Approved supplier list and supplier certifications
    . Any product out of specification or technical complaint investigation reports
    .   Design patent for Oralet/Handle/Overcap

 .   R & D/Medical
    .  Files related to Oralet Phase IV work [...***...]
    .  Any DDMAC materials not previously forwarded
    .  All adverse event reporting files
    . Proposals, protocols, and measurement instruments in development related to Health Economics and Outcomes/Quality of Life for Actiq
    .  Current and historical functional requirements documents
    .  A list of all scientific reports by number and title not submitted
    . Any product development history reports not submitted to Anesta's IND or NDA
    .  Any scientific reports not submitted to Anesta's IND or NDA
    . Any product methods development reports not submitted to Anesta's IND or NDA
    .  Copies of all related test methods
    .  All Risk Management Materials
       [...***...]
       .  All RMP related files for Oralet, [...***...]


* Confidential treatment requested

                                  EXHIBIT A-5
                                  -----------

                          MARKETING BOOKS AND RECORDS
 .    Market Research
     [...***...]
 .    Records of shipments to wholesalers -
 .    Reports from launch retail telemarketing distribution program activities
 .    Package and Patient leaflet
     .  Mechanical artwork related to patient leaflet
     .  Existing inventories of PI and patient leaflet
 .    All existing inventory and location, mechanical artwork, tape masters, and filed related to all promotional materials, including sales materials, journal advertisements, giveaways, etc
        [...***...]

* Confidential treatment requested

 .  Files and full status report on launch of CD ROM project
 .  Existing inventory and location of all reprints
[...***...]
 .  Medica Education materials, [...***...]
 .  Current and historical physician target lists and up to date activity/status report on each physician/practice
 .  Activity reports completed by the AOS and sales management
 .  Sales experiency by territory including key physician targets [...***...]
 .  Any sales information from the Risk Management plan
   [...***...]
 . Territory alignment and files for sales representative location [...***...] . Harrison & Star and Goble Actiq product files [...***...]
 .  Convention display translites and other convention displays ( table top units, intermediate size displays)
 .  Copies of all marketing plans, market analysis work i.e. by physician, region, group, etc.
 .  Detailed account  and review of all marketing commitments for 2000
 .  List of all advocates by specialty [...***...]
 .  Review status of all publication activities
 .  Review status of all public relation activities
 .  Review status of all contracts
   [...***...]
 .  Any pharmacoeconomic data or research data on Actiq
 .  All Sales training materials and files for the 1/99 initial training and the
   Fall training sessions [...***...]
 .  1-800# medical affairs activities [...***...]
 .  Listing of fulfillment, including name and address and materials sent
   [...***...]

* Confidential treatment requested

                                  EXHIBIT A-6
                                  -----------

                                  TRADEMARKS

United States Trademark Registration Number 1,763,593, ORALET

                                  EXHIBIT A-7
                                  -----------

                   GUARANTEED EARN-OUT MAXIMUMS AND MINIMUMS

                      Year         Min ($000)  Max ($000)  LRP ($000)
                      ----         ---------   ---------   ---------
                      [...***...]

*Prorated for 9 months.

**Prorated for 4 months

* Confidential Treatment Requested

                                   EXHIBIT B
                                   ---------

                                  LIABILITIES

1. Seller's obligations under the Contracts after the Closing Date relating to the Product.

2.   Product returns after the Closing Date.

3. United States governmental rebates and reimbursements for Product sold after the Closing Date.

4. Any third party royalty obligation after the Closing Date arising from the manufacture, use or sale of Product.

                                  EXHIBIT B-1

                       FORM OF ASSUMPTION OF LIABILITIES

                           ASSUMPTION OF LIABILITIES

     Reference is made to the Termination and Asset Sale and Purchase Agreement dated as of March 13, 2000 ("Agreement") between Abbott Laboratories ("Seller") and Anesta Corp. ("Purchaser"). (Note: any capitalized terms used herein and not otherwise defined shall have the respective meanings as set forth in the Agreement.)

     Purchaser hereby confirms that effective as of the Closing Date, Purchaser shall:

          1) assume responsibility for payment of all United States government rebates and reimbursements relating to Products;

          2) assume responsibility for the Product returns pursuant to Section 8.6(a) of the Agreement;

          3) assume responsibility for the Contracts assigned to Purchaser as specified in the Agreement, with respect to the period from and after the Closing Date; and

          4) assume responsibility for payment of third party royalty obligations arising from the manufacture, use or sale of Products.

     In Witness Whereof, Purchaser has executed this Assumption of Liabilities as of the date set forth below.

                                     ANESTA CORP.

                                     By:_____________________________
                                     Name:___________________________
                                     Title:__________________________
                                     Date:___________________________

                                  EXHIBIT B-2
                                  -----------

                    ASSIGNMENT AND ASSUMPTION OF CONTRACTS

                    ASSIGNMENT AND ASSUMPTION OF CONTRACTS

     Reference is made to the Termination and Asset Sale and Purchase Agreement dated as of March 13, 2000 ("Agreement") between Abbott Laboratories ("Seller") and Anesta Corp. ("Purchaser"). (Note: any capitalized terms used herein and not otherwise defined shall have the respective meanings as set forth in the Agreement.)

     Effective as of the Closing Date, Seller hereby assigns to Purchaser all of Seller's right, title, and interest in and to the Contracts as referenced for assignment on Exhibit A-2 of the Agreement.

     Purchaser hereby confirms that effective as of the Closing Date, Purchaser shall assume all responsibility for the Contracts assigned to Purchaser under the Agreement.

     In Witness Whereof, Seller and Purchaser have executed this document as of the date set forth below.

ABBOTT LABORATORIES                         ANESTA CORP.

By:______________________________           By:______________________________
Name:____________________________           Name:____________________________
Title:___________________________           Title:___________________________
Date:____________________________           Date:____________________________

                                   EXHIBIT C
                                   ---------

                            MANUFACTURING EQUIPMENT
Asset
Number         Asset Description       Comment

[...***...]

* Confidential Treatment Requested

                                   EXHIBIT D
                                   ---------

                             TARGETED SALES FORCE

                ABBOTT ALTERNATE SITE ORGANIZATION AREA LISTING
                -----------------------------------------------

                             ACTIQ - EAST DISTRICT
                             ---------------------
     [...***...]

* Confidential Treatment Requested

                                   EXHIBIT E
                                   ---------

                         ALLOCATION OF PURCHASE PRICE

                             Intentionally Omitted

                                   EXHIBIT F
                                   ---------

                               SUPPLY AGREEMENT

                                   EXHIBIT G
                                   ---------

                            FORM OF PATENT LICENSE

                                   EXHIBIT H
                                   ---------

                             FORM OF BILL OF SALE

                                 BILL OF SALE


     Reference is made to the Termination and Asset Sale and Purchase Agreement dated as of March 13, 2000 ("Agreement") between Abbott Laboratories ("Seller") and Anesta Corp. ("Purchaser"). (Note: any capitalized terms used herein and not otherwise defined shall have the respective meanings as set forth in the Agreement.) Pursuant to and in accordance with the Agreement, and for valuable consideration receipt of which is hereby acknowledged by Abbott, Abbott hereby sells, transfers and assigns to Anesta Corp. all of Abbott's right, title and interest in and to the Assets, to have and hold said Assets unto Anesta Corp., its successors and assigns forever.

     In Witness Whereof, this Bill of Sale has been duly executed on behalf of Abbott as of the _____ day of March, 2000.

                                              ABBOTT LABORATORIES

                                              By:_____________________________
                                              Name:___________________________
                                              Title:__________________________

                                   EXHIBIT I
                                   ---------

                           ASSIGNMENT OF TRADEMARKS

                             TRADEMARK ASSIGNMENT

     WHEREAS, Abbott Laboratories, a corporation existing under the laws of the state of Illinois, is the owner of the United States Trademark Registration Number 1,763,593, ORALET; and

     WHEREAS, Anesta, a corporation existing under the laws of the state of Delaware, is desirous of acquiring all right, title and interest in and to said trademark registration; and

     WHEREAS, Abbott is willing to assign any and all of its right to the said trademark registration,

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Abbott does hereby sell, transfer, convey and assign to Anesta any and all of its right, title and interest in and to the trademark and its registration, including the goodwill of the business symbolized by the trademark.

Dated this      day of March, 2000.

ABBOTT LABORATORIES


By:
Title:

                                   EXHIBIT J
                                   ---------

                      CERTIFICATE OF CORPORATE SECRETARY

                                 ANESTA CORP.

                            SECRETARY'S CERTIFICATE


     In connection with the Termination and Asset Sale and Purchase Agreement dated March ___, 2000 (the "Agreement"), between Anesta Corp., a Delaware corporation ("Anesta"), and Abbott Laboratories, an Illinois corporation ("Abbott"), pursuant to which the parties will terminate that certain Research and Development, License, Supply and Distribution Agreement dated December 27, 1989, as amended August 12, 1991 and December 30, 1992, a letter agreement dated August 31, 1995, and a Trademark License Agreement dated June 11, 1999 (collectively, the "Original Agreements"), the undersigned, Theodore H. Stanley, M.D., hereby certifies that he is the duly authorized and elected Secretary of Anesta, and that the facts set forth below are true, complete and correct. Capitalized terms used herein shall have the same meaning as defined in the Agreement unless otherwise stated herein.

     This Certificate is made with the knowledge that it will be delivered to Abbott at the Closing pursuant to the terms of the Agreement.

     At a meeting of Anesta's Board of Directors on February 29, 2000, the Board adopted resolutions approving the Agreement on substantially the terms set forth in the term sheet dated February 3, 2000, and further authorizing the President and Chief Executive Officer of Anesta to negotiate with Abbott, and, in this connection, to execute and deliver the Termination Agreement among the Company and Abbott in substantially the form presented to the directors, with such changes as the President and Chief Executive Officer, in his discretion, deems necessary or advisable. The resolutions adopted by the Board on February 29, 2000 have not been revoked, modified or amended, and are in full force and effect.

     The statements, lists and descriptions contained or referred to herein are true and correct and do not set forth facts which are false or misleading, nor do they omit to set forth facts in the absence of which would make such statements, lists and descriptions false or misleading.

     In Witness Whereof, the undersigned has executed this Certificate on March ___, 2000.



                                                  ------------------------------
                                                  Theodore H. Stanley, M.D.

                                                            Secretary

                                   EXHIBIT K
                                   ---------

                                 PRESS RELEASE

                                   EXHIBIT L
                                   ---------

                   TRANSITION PERIOD RECONCILIATION EXAMPLE


[...***...]

*assumes Seller will be responsible for administering these payments related to sales that occur in the Transition Period.





























* Confidential Treatment Requested

                                   EXHIBIT M
                                   ---------

                               ABBOTT ASSISTANCE
                               -----------------



Order Processing/Distribution:
------------------------------
[...***...]

Pricing/Invoicing:
------------------
[...***...]

Customer Service:
-----------------
[...***...]

Technical/Systems staffing/ability/needs:
-----------------------------------------
[...***...]


* Confidential treatment requested

                                   EXHIBIT N
                                   ---------

                   ALTERNATIVE DISPUTE RESOLUTION PROCEDURE

     The parties recognize that bona fide disputes as to certain matters may arise from time to time during the term of this Agreement which relate to either party's rights and/or obligations. To have such a dispute resolved by this Alternative Dispute Resolution ("ADR") provision, a party first must send written notice of the dispute to the other party for attempted resolution by good faith negotiations between their respective presidents (or their equivalents) of the affected subsidiaries, divisions, or business units within twenty-eight (28) days after such notice is received (all references to "days" in this ADR provision are to calendar days).

     If the matter has not been resolved within twenty-eight (28) days of the notice of dispute, or if the parties fail to meet within such twenty-eight (28) days, either party may initiate an ADR proceeding as provided herein. The parties shall have the right to be represented by counsel in such a proceeding.

1. To begin an ADR proceeding, a party shall provide written notice to the other party of the issues to be resolved by ADR. Within fourteen (14) days after its receipt of such notice, the other party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.

2. Within twenty-one (21) days following receipt of the original ADR notice, the parties shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding. If the parties are unable to agree on a mutually acceptable neutral within such period, either party may request the President of the CPR Institute for Dispute Resolution ("CPR"), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a neutral pursuant to the following procedures:

     (a) The CPR shall submit to the parties a list of not less than five (5) candidates within fourteen (14) days after receipt of the request, along with a Curriculum Vitae for each candidate. No candidate shall be an employee, director, or shareholder of either party or any of their subsidiaries or affiliates.

     (b) Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

     (c) Each party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within seven (7) days following receipt of the list of candidates. If a party believes a conflict of interest exists regarding any of the candidates, that party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any party failing to return a list of preferences on time shall be deemed to have no order of preference.

     (d) If the parties collectively have identified fewer than three (3) candidates deemed to have conflicts, the CPR immediately shall designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference. If a tie should result between two candidates, the CPR may designate either candidate. If the parties collectively have identified three (3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in subparagraphs 2(a) - 2(d) shall be repeated.

3. No earlier than twenty-eight (28) days or later than fifty-six (56) days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the parties. The ADR proceeding shall take place at a location agreed upon by the parties. If the parties cannot agree, the neutral shall designate a location other than the principal place of business of either party or any of their subsidiaries or affiliates.

4. At least seven (7) days prior to the hearing, each party shall submit the following to the other party and the neutral:

     (a) a copy of all exhibits on which such party intends to rely in any oral or written presentation to the neutral;

     (b) a list of any witnesses such party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

     (c) a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue.

     (d) a brief in support of such party's proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

     Except as expressly set forth in subparagraphs 4(a) - 4(d), no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions, or production of documents.

5. The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

     (a) Each party shall be entitled to five (5) hours of hearing time to present its case. The neutral shall determine whether each party has had the five (5) hours to which it is entitled.

     (b) Each party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross-examination.

     (c) The party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding party. The responding party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

     (d) Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

     (e) Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

6. Within seven (7) days following completion of the hearing, each party may submit to the other party and the neutral a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

7. The neutral shall rule on each disputed issue within fourteen (14) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the parties on each disputed issue but may adopt one party's proposed rulings and remedies on some issues and the other party's proposed rulings and remedies on other issues. The neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

8. The neutral shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

     (a) If the neutral rules in favor of one party on all disputed issues in the ADR, the losing party shall pay 100% of such fees and expenses.

     (b) If the neutral rules in favor of one party on some issues and the other party on other issues, the neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the parties. The neutral shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

9. The rulings of the neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

10. Except as provided in paragraph 9 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information. The neutral shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.

11. All disputes referred to ADR, the statute of limitations, and the remedies for any wrong that may be found, shall be governed by the laws of the State of Illinois.

12. The neutral may not award punitive damages. The parties hereby waive the right to punitive damages.

13.  The hearings shall be conducted in the English language.

14. The parties shall not have ex parte communications with the neutral during the pendancy of the ADR proceeding before such neutral.

                               SUPPLY AGREEMENT
                                    between
                                 Anesta Corp.
                                      and
                              Abbott Laboratories


     This Agreement, dated this _____ day of March 2000 ("Effective Date"), is by and between Anesta Corp., a Delaware corporation having its principle place of business at 4745 Wiley Post Way, Salt Lake City, Utah 84116 ("Anesta") and Abbott Laboratories, an Illinois corporation, having its principle place of business at 100 Abbott Park Road, Abbott Park, IL 60064-3500 ("Abbott").

                                  WITNESSETH:
                                  -----------

     WHEREAS, Anesta owns rights to the proprietary drug Actiq(R) and Fentanyl Oralet(R), and desires Abbott to manufacture and sell to and distribute for Anesta, Anesta's total United States requirements of such products; and

     WHEREAS, Abbott desires to manufacture and sell to and distribute for Anesta, Anesta's total United States requirements of Actiq(R) and Fentanyl Oralet(R).

     NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, Anesta and Abbott agree as follows:

                                   ARTICLE I

     The following words and phrases, when capitalized and used in this Agreement, shall have the following meanings:

     1.1  "Confidential Information" shall mean all information disclosed
           ------------------------
hereunder or under the Original Agreements (as defined in the Termination Agreement) and identified as being confidential except any portion thereof which:

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          (a)   is known to the recipient before receipt thereof under this
                Agreement, as evidenced by its written records;

          (b) is disclosed in good faith to the recipient after acceptance of this Agreement by a third person lawfully in possession of such information and not under an obligation of nondisclosure;

          (c) is or becomes part of the public domain through no fault of the recipient;

          (d) is developed by or for the recipient independently of information disclosed hereunder as evidenced by the recipient's written records or other competent evidence; or

          (e)   is required by law to be disclosed.

     1.2  "Contract Year" shall mean the twelve (12)-month period commencing on
           -------------
April 1, 2000.

     1.3  "DEA" shall mean the United States Drug Enforcement Administration.
           ---

     1.4  "Fully Burdened Manufacturing Costs" shall have the meaning set forth
           ----------------------------------
in the Original Agreements.

     1.5  "Product" shall mean Fentanyl Oralet(R)or Actiq(R)that meets the
           -------
respective Product Specifications.

     1.6  "Product Specifications" shall mean a detailed description of the
           ----------------------
respective Product set forth in [...***...] in effect as of the Effective Date, or as modified according to applicable laws and regulations or as otherwise mutually agreed in writing by the parties.

     1.7  "Termination Agreement" shall mean that certain Termination and Asset
           ---------------------
Sale and Purchase Agreement between Abbott and Anesta dated March 13, 2000.

     1.8. "Transition Period" shall have the meaning set forth in the
           -----------------
Termination Agreement.

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                                  ARTICLE II

                       MANUFACTURE AND SUPPLY OF PRODUCT
                       ---------------------------------

     2.1    Purchase and Sale of Product. Abbott shall manufacture, sell and
            ----------------------------
deliver Product pursuant to Section 2.6 and Anesta shall purchase Anesta's total United States requirements of Product exclusively from Abbott, subject to the provisions of Section 4.3(a). The firm price per unit of Product sold to Purchaser hereunder be [...***...] In the event of an unanticipated increase in raw material costs or other unanticipated circumstances which cause the Fully Burdened Manufacturing Costs to exceed [...***...] the parties shall negotiate an appropriate adjustment to the maximum price per unit for the affected Product. [...***...]

     2.2    Minimum Orders. The minimum quantity of Product ordered hereunder in
            --------------
any one order shall be the minimum batch size of the Abbott manufacturing facility based upon a single shift production run.

     2.3    Manufacture of Product
            ----------------------

     2.3.1  Product Manufacture; Access to Drug Master Files; Labeling.
            ----------------------------------------------------------
Abbott shall manufacture Product in accordance with the Product Specifications and current Good Manufacturing Practices ("cGMP") of the United States Food and Drug Administration ("FDA") and other applicable rules and regulations of the FDA and other United States governmental or regulatory agencies with jurisdiction over the manufacture, use or sale of the Product as then in effect. To the extent permissible under applicable laws and regulations, Abbott shall grant Anesta reference rights to all Drug Master Files ("DMFs") necessary to support Anesta's New Drug Applications ("NDAs") for Product and to enable Anesta to assume manufacture of the Product upon expiration or earlier termination of this Agreement. Abbott shall keep its DMFs up-to-date and shall inform Anesta prior to any modifications that affect Product in order to permit Anesta to amend or supplement any affected regulatory applications and files for Product. Abbott shall label Product in accordance with label copy that Anesta provides. Abbott shall maintain label artwork masters current with Anesta-approved Product labeling. Anesta shall provide Abbott advance review of Product labeling changes initiated by Anesta. Further, Anesta shall have final approval of any Product labeling changes initiated by Abbott. Such copy may be


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modified from time to time by agreement of the parties. Anesta shall reimburse
Abbott for Abbott's actual costs of making any label copy changes. During the term of this Agreement, Abbott shall submit to the DEA bulk drug quantity requests required to support Anesta's forecasts of Product.

     2.3.2 Quality Control. Abbott shall apply its quality control procedures
           ---------------
and in-plant quality control checks on the manufacture of Product for Anesta in the same manner as Abbott applies such procedures and checks to products that Abbott manufactures and sells for its own account. In addition, Abbott shall test and release Product in accordance with the test methods described in the documents referenced in Section 1.6 to ensure that Product conforms to the Product Specifications. The parties each acknowledge that the documents referenced in Section 1.6 establish procedures to obtain mutual consent for any changes to Product Specifications to assure cGMP compliance, and each party hereby agrees to abide by the procedures set forth therein.

     2.3.3 Audits. Anesta quality assurance and regulatory affairs personnel
           ------
shall have the right, upon reasonable written notice to Abbott, to conduct during normal business hours a general quality assurance audit and inspection of Abbott's quality assurance and regulatory records and production facilities relating to the manufacture of Product, and special follow-up audits as necessary. The general quality assurance audits and inspections may be conducted once each calendar year. Visits by Anesta to Abbott's production facilities may involve the transfer of Confidential Information and shall be subject to the terms of Article V hereof. The results of such audits and inspections shall be considered Confidential Information under Article V and shall not be disclosed to third persons, including, but not limited to, the FDA and other government regulatory agencies, unless required by law. Anesta shall use its commercially reasonable efforts to provide Abbott with prior written notice of such legally required disclosure, but if the circumstances of such disclosure make prior notice impracticable, Anesta shall notify Abbott in writing of such disclosure promptly thereafter.

     2.3.4 Product Disposition. Abbott shall appropriately and fully
           -------------------
document the validation, manufacturing, testing (incoming, in-process, release and stability) and all process deviations and material nonconformances according to approved batch records, test methods, protocols, quality action limits and Product Specifications. Abbott shall provide to Anesta a certificate of analysis, not later than ten (10) days after the release of each batch or lot, confirming that such batch or lot meets the Product Specifications.

     2.3.5 Notification of Complaints; Adverse Event Reporting. Anesta shall
           ---------------------------------------------------
be responsible for complaint receipt, opening, investigation (excluding manufacturing related issues), customer response, closure and any subsequent required Adverse Event reporting to the FDA. Abbott, as the manufacturer of the Product, shall provide reasonable assistance in failure analysis and complaint investigation. Abbott shall forward to Anesta any Product complaint Abbott receives within one (1) business day of Abbott's receipt and knowledge of such complaint. Anesta shall notify Abbott of any Product complaints that may involve issues of Abbott's manufacturing or packaging of Product in sufficient time to allow Abbott to evaluate the complaints and assist Anesta in responding to such complaints.

     2.3.6 Commercial Stability. Abbott shall test Product lots (in any
           --------------------
strength) kept on stability for compliance with the applicable Product stability protocols contained in the Product NDAs. Abbott shall submit the data and records of any applicable investigations for review and approval by Anesta prior to incorporating such information into any internal or external reports. Abbott shall communicate to Anesta that a Product lot does not meet Product Specifications within three (3) business of days of learning of such confirmed results so that Anesta may consider and determine the appropriate regulatory action. Abbott shall reasonably cooperate with Anesta in taking all appropriate and required actions under applicable regulations with respect to such Product lots. Abbott shall invoice Anesta for the atypical (non-planned) stability maintenance costs incurred by Abbott as a result of additional requirements initiated by or attributable to Anesta. Further, the parties acknowledge that Abbott has been conducting a thirty-six (36) month stability program for Actiq commenced prior to the Effective Date and scheduled to be completed by June 30, 2000, and commenced performing, prior to the Effective Date, stability testing of the first six (6) lots of each strength of Actiq. Abbott shall continue the ongoing thirty-six (36) month stability program for Actiq through June 30, 2000, and will continue the ongoing stability testing for the first six (6) lots of each strength of Actiq during the term of this Agreement.

     2.3.7 Sample Retention. Abbott shall retain samples of each lot or batch of
           ----------------
Products in compliance with applicable Abbott Standard Operating Procedures.

     2.3.8 Compliance with Laws. Abbott shall use commercially reasonable
           --------------------
efforts to comply with all applicable present orders, regulations, requirements and laws of any and all United States in connection with the manufacture of the Product, including, without limitation, all laws and regulations applicable to the transportation, storage, use, handling and disposal of hazardous materials resulting from or relating to the manufacture of Products.

     2.4   Exclusive Shipping. For the term of this Agreement, Abbott shall be
           ------------------
solely responsible for shipping finished Product only to Anesta customers that have the appropriate authorization from the DEA, including, without limitation, primary wholesalers and hospitals in the United States, as provided in Section
2.6. Notwithstanding the foregoing in this Section 2.4, Abbott shall not be obligated to ship Product to customers in the retail pharmacy trade.

     2.5   Price and Payment
           -----------------

     2.5.1 Price. Anesta shall have sole authority to set and change the Product
           -----
price charged to wholesalers, hospitals, pharmacies and other customers.

     2.5.2 Payment. During the Transition Period, payment for Product
           -------
manufactured and supplied hereunder shall be governed by Section 8.5 of the Termination Agreement. Upon expiration of the Transition Period and thereafter, Abbott shall invoice Anesta monthly for Product delivered pursuant to Section
2.6. Anesta shall make payment net thirty (30) days from the date of receipt of Abbott's invoice. A late payment service charge of one and one-half percent (1.5%) per month (or the highest amount allowed by law, if lower than 1.5%) shall be paid by Anesta on all past due accounts. Abbott shall provide notice to Anesta of past due amounts at least ten (10) days prior to the application of any late payment service charge.

     2.5.3 Taxes. Anesta shall pay any federal, state, county or municipal sales
           -----
or use tax, excise, customs charges, duties or similar charge, or any other tax assessment (other than that assessed against income), license, fee or other charge lawfully assessed or charged on the manufacture, sale or transportation of Product sold pursuant to this Agreement.

     2.6   Delivery. Abbott shall deliver Product to Anesta, F.C.A. Abbott's
           --------
plant or other facility at Abbott Park, Illinois or other facility the parties may agree to in writing, packaged and labeled for shipment to such third parties as Anesta designates in its purchase orders or otherwise in writing from time to time. Shipment shall be via an Anesta-approved carrier, and title and risk of loss to the Products shall pass to Anesta upon delivery to such carrier. All shipments shall be subject to applicable regulations and documentation requirements promulgated by the DEA.

     2.7    Orders and Forecasts
            --------------------

     2.7.1  First Order Estimate. Anesta shall provide Abbott with a written
            --------------------
estimate of Anesta's monthly requirements for Product for the [...***...] following the expiration of the Transition Period (the "Initial Forecast Period") not later [...***...] Such estimate shall be a rolling forecast and Anesta shall provide a quarterly update to such rolling forecast not later than ninety (90) days prior to the beginning of the next quarterly period. Subject to Subsection 2.7.3 below, Abbott acknowledges that such quantities are estimates only. Within twenty (20) days of receipt of the initial rolling forecast and each quarterly update, Abbott shall confirm in writing that it shall be able to manufacture the quantities of Product listed in each rolling forecast, or if Abbott cannot so confirm, Abbott shall advise Anesta in writing of the quantity of Product Abbott shall be able to manufacture for the period of such forecast. Notwithstanding the foregoing, Abbott shall use commercially reasonable efforts to manufacture one hundred percent (100%) of the quantities of Product listed in Anesta's rolling forecast, and after confirming that it shall be able to manufacture a particular quantity of Product, Abbott shall not revoke such confirmation or revise such quantity downward. If Abbott determines that it cannot manufacture a quantity of Product previously confirmed by Abbott, the parties shall meet and confer to discuss the circumstances giving rise to Abbott's determination and the appropriate means to address them.

     2.7.2  Scheduling. Abbott and Anesta shall cooperate fully in estimating
            ----------
and scheduling production for Product.

     2.7.3  First Firm Order. The Product quantities reflected in the first
            ----------------
[...***...] of Anesta's initial forecast provided pursuant to Subsection 2.7.1 shall constitute a firm order and shall be accompanied by Anesta's standard purchase order, subject to Subsection 2.7.5 below.

     2.7.4. Subsequent Firm Orders. Anesta shall place a firm order for the
            ----------------------
second quarter of the Initial Forecast Period prior to the expiration of the first quarter of the Initial Forecast Period. Thereafter, the [...***...] of the then-current rolling forecast shall constitute a firm order, and Anesta shall place such firm orders on a quarterly basis, no later than ninety (90) days prior to the commencement of each succeeding [...***...] period.

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

     2.7.5 Purchase Orders. Each purchase order for Product shall be governed by
           ---------------
the terms of this Agreement and none of the provisions of such purchase order shall be applicable, except those specifying quantity ordered, delivery dates, special shipping instructions and invoice information. Abbott may reject Anesta's purchaser order only if: (a) such purchase order sets forth shipping instructions, delivery dates, invoice information or other material information which are inconsistent with this Agreement; or (b) the total amount in such purchase order exceeds the forecast for the relevant quarter by more than [...***...] If either of such conditions occurs, Abbott shall notify Anesta of such rejection and the basis for it within thirty (30) days of receipt of Anesta's purchase order.

     2.8   Guarantees and Warranties
           -------------------------

     2.8.1 Abbott's Guarantee. Abbott guarantees to Anesta that Product Abbott
           ------------------
delivers hereunder pursuant to this Agreement at the time of delivery shall not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act, as amended, or within the meaning of any applicable state or municipal law in which the definitions of adulteration and misbranding are substantially the same as those contained in the Federal Food, Drug and Cosmetic Act, as such Act and such laws are constituted and effective at the time of delivery and will not be an article which may not under the provisions of Sections 404 and 505 of such Act be introduced into interstate commerce.

     2.8.2 Abbott's Product Warranty. Abbott represents and warrants to Anesta
           -------------------------
that Product shall be free from defects in material and workmanship and shall be manufactured: (a) in accordance with and conformity to the Product Specifications; and (b) in compliance with all applicable statutes, laws, rules or regulations, including those relating to the environment, food or drugs and occupational health and safety, including, without limitation, those enforced or promulgated by the FDA. Abbott further represents and warrants to Anesta that the performance of its obligations under this Agreement shall not result in a violation or breach of, and shall not conflict with or constitute a default under, its Certificate of Incorporation or corporate bylaws or any agreement, contract, commitment or obligation to which Abbott or any of its affiliates is a party or by which it is bound.


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     2.8.3 Exceptions to Abbott's Product Warranty. Subject to Subparagraph
           ---------------------------------------
2.8.4, the replacement provisions of Subparagraph 2.8.1 shall be Anesta's sole and exclusive remedy for non-conforming or defective Product. ABBOTT MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO PRODUCT. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY DISCLAIMED BY ABBOTT. Neither party shall be liable to the other for indirect, incidental or consequential damages resulting from any breach of this Agreement.

     2.8.4 Abbott Indemnification. Abbott shall indemnify and hold harmless
           ----------------------
Anesta, its affiliates, officers, directors and employees from and against all claims, causes of action, settlement costs, including reasonable attorneys' fees, losses or liabilities of any kind related to this Agreement and asserted by third persons that arise out of or are attributable to: (a) any intentional, wrongful or negligent act or omission on the part of Abbott's employees, agents or representatives; or (b) the lack of safety or efficacy of the Product supplied by Abbott resulting from Abbott's failure to manufacture Product in accordance with the terms hereunder.

     2.8.5 Anesta Indemnification. Anesta shall indemnify and hold harmless
           ----------------------
Abbott, its affiliates, officers, directors and employees from and against all claims, causes of action, settlement costs, including reasonable attorneys' fees, losses or liabilities of any kind related to this Agreement and asserted by third persons which arise out of or are attributable to: (a) any intentional, wrongful or negligent act or omission on the part of Anesta's employees, agents or representatives; (b) the use of or lack of safety or efficacy of Product, except to the extent resulting from Abbott's failure to manufacture Product in accordance with the terms hereunder; or (c) Anesta's proprietary rights relating to the Product; provided, however, that in the event Abbott seeks indemnifications from Anesta pursuant to subpart (c) of this Section, then: (i) Anesta's obligation to indemnify Abbott shall be Abbott's sole remedy against Anesta for such claims; and (ii) Anesta shall have the right, in its sole discretion, to obtain for Abbott the right to: (A) continue to manufacture the Product; (B) replace or modify the relevant Product so as to make the Product non-infringing; or (C) terminate the Agreement, with no further liability to Abbott for such termination.

     2.8.6 Notice of Indemnity Claim. Each indemnified party agrees to give the
           -------------------------
indemnifying party prompt written notice of any matter upon which such indemnified party

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intends to base a claim for indemnification (an "Indemnity Claim") under this
Section. The indemnifying party shall have the right to participate jointly with the indemnified party in the indemnified party's defense, settlement or other disposition of any Indemnity Claim.

     2.8.7 Settlement of Indemnity Claims. With respect to any Indemnity Claim
           ------------------------------
relating solely to the payment of money damages and which could not result in the indemnified party becoming subject to injunctive or other equitable relief or otherwise adversely affect the business of the indemnified party in any manner, and as to which the indemnifying party shall have acknowledged in writing the obligation to indemnify the indemnified party hereunder, the indemnifying party shall have the sole right to defend, settle or otherwise dispose of such Indemnity Claim, on such terms as the indemnifying party, in its sole discretion, shall deem appropriate; provided, that, the indemnifying party shall provide reasonable evidence of its ability to pay any damages claimed and with respect to any such settlement shall have obtained the written release of the indemnified party from the Indemnity Claim. The indemnifying party shall obtain written consent from the indemnified party (which such consent shall not be unreasonably withheld) prior to ceasing to defend, settle or otherwise dispose of any Indemnity Claim if, as a result thereof, the indemnified party would become subject to injunctive or other equitable relief or the business of the indemnified party would be adversely affected in any manner.

     2.9   Product Recalls and Withdrawals.
           -------------------------------

     2.9.1 Responsibilities. In the event (a) any United States governmental or
           ----------------
regulatory authority issues a request, directive or order that a Product be recalled or withdrawn, (b) a court of competent jurisdiction orders such recall or withdrawal or (c) Anesta determines, after consultation with Abbott, that a recall or withdrawal is necessary or advisable (each a "Recall"), Anesta shall, at Anesta's sole cost and expense, conduct any Recall, unless the Recall was caused by the manufacture, packaging, storage, or handling of the recalled Product by Abbott. In the event the Recall was caused by Abbott as described above, Abbott promptly shall reimburse Anesta for all direct costs of the Recall upon submission to Abbott by Anesta of an itemized statement thereof. However, as circumstances giving rise to the Recall are identified, the parties shall meet to: (v) jointly review the appropriateness and/or scope of the Recall; (w) determine which party should initiate the Recall with the FDA and the customer base; (x) mutually agree to the impacted customer population; (y) determine the timing and logistics of the Recall; and (z) mutually agree to the language used in any recall letter, telephone script and media or other public announcement. For purposes of this Section 2.9, the expenses of Recall shall include, but not be limited to, the expenses of notification and destruction or return of the recalled Product and all other costs incurred in connection with such Recall.

     2.9.2 Recall Dispute. If the parties do not agree as to the circumstances
           --------------
giving rise to the Recall, and those circumstances are specifically and solely related to disputed test results, then representative samples of the Product subject to Recall shall be submitted to a mutually acceptable third party laboratory, which shall determine whether such recalled Product meets the Product Specifications. The parties agree that such laboratory's determination shall be final and determinative. The party against whom the third party tester rules shall bear the reasonable costs of the third party testing. If the third party tester rules that the batch meets the Product Specifications, Anesta shall bear the costs of the recall. If the third-party tester rules that the batch does not meet Product Specifications, Abbott shall bear the costs of the Recall.

     2.10  Purchase of Manufacturing Equipment. Upon the expiration or earlier
           -----------------------------------
termination of this Agreement, Abbott shall sell, assign, transfer, convey and deliver to Anesta and Anesta shall purchase, accept and receive from Abbott the manufacturing equipment set forth on Exhibit A (the "Manufacturing Equipment"). [...***...] Abbott shall cause the Manufacturing Equipment to be removed, packaged, shipped and delivered, at Anesta's sole cost and expense, to the destination specified by Anesta. To the extent requested in writing by Anesta, Abbott shall provide Anesta reasonable technical assistance installing and operating the Manufacturing Equipment. Such technical assistance shall be offered at the rate of [...***...], plus travel expenses.

     2.11  Returned Product. Abbott shall notify Anesta in writing promptly upon
           ----------------
receipt of any Product returned from a third party customer. Anesta shall be solely responsible for the costs associated for all such returns. Abbott shall handle, and if appropriate, dispose of, such Product returns in accordance with the applicable regulations and documentation requirements promulgated by the DEA.



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                                  ARTICLE III
                    NO GRANT OF EXPRESS OR IMPLIED LICENSE
                    --------------------------------------

     3.1  Abbott's Proprietary Rights. Except as otherwise provided in the
          ---------------------------
Termination Agreement, Abbott has granted no license, express or implied, to Anesta to use Abbott proprietary technology, know-how or rights relating to the manufacturing and packaging technology used with respect to the manufacture and packaging of Product. If Abbott, in its sole discretion, deems patentable any improvement or invention related to Abbott's proprietary technology, know-how or rights relating to the Product made or reduced to practice in the course of this Agreement (the "Technology"), then Abbott shall notify Anesta in writing of such Technology and Abbott shall be entitled to apply for patent protection on such improvements or inventions at Abbott's expense and risk. The parties shall negotiate in good faith mutually agreeable terms under which Anesta may obtain a license to such Technology in the Field, as that term is defined in the Termination Agreement. During the period of such negotiations, Abbott shall not convey to a third party the right to practice such Technology; provided, however that if the parties do not reach an agreement as to the terms under which Anesta may obtain a license to practice such Technology within ninety (90) days after Abbott's notice to Anesta, then Abbott shall be free to convey rights to such Technology to a third party in its sole discretion.

     3.2  Anesta's Proprietary Rights. No license, express or implied, is
          ---------------------------
granted to Abbott to use Anesta's proprietary technology, know-how or rights relating to the Product, other than for the purposes of this Agreement. If Anesta, in its sole discretion, deems patentable any improvement or invention related to Anesta's proprietary technology, know-how or rights relating to the Product, then Anesta shall be entitled to apply for patent protection on such improvements or inventions at its expense and risk.

                                  ARTICLE IV

                             TERM AND TERMINATION
                             --------------------

     4.1  Term. This Agreement shall commence on the date first above written
          ----
and the initial term shall expire at the end of the second Contract Year; provided, however, Anesta may, at its sole discretion upon six (6) months prior written notice to Abbott, extend the term of this Agreement for up to an additional twelve (12) months.

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

         4.2      General  Termination  Rights.  Either party may terminate
                  ----------------------------
this Agreement by giving to the other party sixty (60) days prior written notice as follows:

                  (a) Upon the bankruptcy or the insolvency of the other party;

                  (b) Upon the breach of any warranty or any other material provision of this Agreement by the other party if the breach is not cured within sixty (60) days after written notice thereof to the party in default; or

                  (c) Upon the breach of Sections 2.3(b) or (c) of the Termination Agreement by the other party if the breach is not cured in accordance with the terms and conditions thereunder.

         4.3      Strategic Termination.  Anesta may terminate this Agreement
                  ----------------------
 as follows:

                  (a) by giving Abbott ninety (90) days written notice, if Anesta determines, in its sole discretion, that Anesta's manufacturing capacity is sufficient to meet its United States supply requirements for Actiq and Fentanyl Oralet, whether manufactured according to the Product Specifications or using other specifications; or

(b)      [...***...]

         4.4      Reimbursement Upon Termination. Upon termination pursuant to
                  ------------------------------
this Article IV, Anesta shall reimburse Abbott for Abbott's cost of all supplies purchased and on hand or on order, if such supplies were ordered by Abbott based on firm purchase orders or Anesta's rolling forecast of Product and such supplies cannot be reasonably used by Abbott for other purposes. Abbott shall invoice for amounts due hereunder. Payment shall be made pursuant to Subparagraph 2.5.2.

         4.5      Return of Inventory. In the event of any termination, Abbott
                  -------------------
shall return any remaining inventory of Product to Anesta at Anesta's expense, unless such termination shall have been as a result of a breach of this Agreement by Abbott, in which case such inventory shall be returned at Abbott's expense. Prior to the effective date of such termination, the parties shall meet in good faith and confer in order to determine the amount of money Anesta shall pay Abbott for such inventory.



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

                                    ARTICLE V

                            CONFIDENTIAL INFORMATION
                            ------------------------

         5.1      Non-Disclosure. The parties recognize that, during the term of
                  --------------
this Agreement, each party may exchange Confidential Information. Abbott shall not disclose to third persons Confidential Information received from Anesta, and shall not use Confidential Information disclosed to it by Anesta for Abbott's benefit (other than in the performance of its obligation hereunder) or for the benefit of any third person. Anesta shall not disclose to third persons Confidential Information received from Abbott, and Anesta shall not use Confidential Information disclosed to it by Abbott for Anesta's benefit (other than in the performance of its obligations hereunder) or for the benefit of any third person. For the purposes of this Agreement, the terms and conditions of this Agreement shall be considered as Confidential Information.

         5.2      Limited Rights to Disclosed Confidential Information.
                  ----------------------------------------------------
Notwithstanding the above, nothing contained in this Agreement shall preclude Anesta or Abbott from utilizing Confidential Information as may be necessary in prosecuting patent rights, obtaining governmental marketing approvals, or in manufacturing Product pursuant to this Agreement. The obligations of the parties relating to Confidential Information shall expire five (5) years after the termination of this Agreement.

         5.3      Requests for Disclosure of Confidential Information. If either
                  ---------------------------------------------------
party is requested to disclose any Confidential Information in connection with a legal or administrative proceeding, such party shall give the other party prompt notice of such request. The other party may seek an appropriate protective order or other remedy and/or waive compliance with the provisions of this Agreement. If such party seeks a protective order or other remedy, the other party shall cooperate. If such party fails to obtain a protective order or waive compliance with the relevant provisions of this Agreement, the disclosing party shall disclose only that portion of the Confidential Information which its legal counsel determines it is required to disclose.

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

                                   ARTICLE VI

                                  MISCELLANEOUS
                                  -------------

         6.1      Force Majeure. Any delay in the performance of any of the
                  -------------
duties or obligations of either party hereto (except the payment of money) shall not be considered a breach of this Agreement and the time required for performance shall be extended for a period equal to the period of such delay, provided that such delay has been caused by or is the result of any acts of God, acts of the public enemy, insurrections, riots, embargoes, labor disputes, including strikes, lockouts, job actions, boycotts, fires, explosions, floods, shortages of material or energy, or other unforeseeable causes beyond the control and without the fault or negligence of the party so affected. The affected party shall give prompt notice to the other party of such cause, and shall take promptly whatever reasonable steps necessary to relieve the effect of such cause. If Abbott becomes subject to an event of force majeure or problems are encountered which interfere with production of Product at Abbott's Lake County, Illinois plant, the parties shall agree mutually on implementation of an agreed upon action plan to transfer production to another Abbott plant. Parties shall meet, after the execution of this Agreement and at the request of either party, to discuss and define such an action plan.

         6.2      Notice. All notices hereunder shall be delivered either: (a)
                  ------
personally; (b) by facsimile and confirmed by first class mail (postage prepaid); (c) by registered or certified mail (postage prepaid); or (d) by overnight courier, to the following addresses of the respective parties:

         If to Anesta:
                           Anesta Corp.
                           4745 Wiley Post Way
                           Salt Lake City, Utah  84116
                           Facsimile Number: (801) 595-1406
                           Attention:  President and Chief Executive Officer

         With copy to:
                           Cooley Godward LLP
                           2595 Canyon Boulevard
                           Suite 250
                           Boulder, CO  80302-6737
                           Attention:  James C. Linfield, Esq.

                           Facsimile Number:(303) 546-4099

         If to Abbott:     Abbott Laboratories
                           200 Abbott Park Road
                           Abbott Park, Illinois 60064-3537.
                           Facsimile Number: [...***...]
                           Attention: President, Hospital Products Division

         With copy to: Divisional Vice President, Domestic Legal Operations 100 Abbott Park Road, D-322 AP6D Abbott Park, Illinois 60064-3500 Facsimile Number:
                           [...***...]

         Notices shall be effective upon receipt if personally delivered or delivered by facsimile, or on the third business day following the date of mailing or on the day following dispatch by courier. A party may change its address listed above by written notice to the other party.

         6.3      Choice of Law. This  Agreement  shall be construed,
                  -------------
interpreted and governed by the laws of the State of Illinois, without regard to its choice of law rules.

         6.4      Alternative Dispute Resolution. The parties recognize that
                  ------------------------------
bona fide disputes may arise which relate to the parties' rights and obligations under this Agreement. The parties agree that any such dispute shall be resolved by the alternative dispute resolution procedure set forth in Exhibit C.

         6.5      Assignment. Neither party shall assign this Agreement nor any
                  ----------
part thereof without the prior written consent of the other party; provided, however, that: (a) either party may assign this Agreement to one of its subsidiaries without the other party's consent; or (b) either party, without such consent, may assign or sell the same in connection with the transfer or sale of substantially all of its business to which this Agreement pertains or in the event of its merger or consolidation with another company. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve any party of responsibility for the performance of any accrued obligation that such party then has hereunder.

         6.6      Entire Agreement. This Agreement and its exhibits and the
                  ----------------
Termination Agreement constitutes the entire understanding between the parties concerning the subject matter hereof and supersede all written or oral prior agreements or understandings with respect thereto. No course of dealing or usage of trade shall be used to modify the terms and conditions hereof.


*  Confidential treatment requested

         6.7      Severability. This Agreement is subject to the restrictions,
                  ------------
limitations, terms and conditions of all applicable laws, governmental regulations, approvals and clearances. If, for any reason, any term or provision of this Agreement shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

         6.8      Waiver - Modification of Agreement. No waiver or modification
                  ----------------------------------
of any of the terms of this Agreement shall be valid unless in writing and signed by authorized representatives of each party. Failure by either party to enforce any such rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by either party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

         6.9      Insurance. Both parties shall obtain and maintain, at its sole
                  ---------
expense, insurance sufficient in both its nature and amount, to cover its performance and obligation under this Agreement. Each party shall provide the other with evidence of such insurance coverage upon request.

         6.10     Survival. Termination, expiration, cancellation or abandonment
                  --------
of this Agreement through any means and for any reason shall not relieve the parties of any obligation accruing prior thereto and shall be without prejudice to the rights and remedies of either party with respect to any antecedent breach of any of the provisions of this Agreement.

         6.11     Binding  Effect.  This  Agreement  shall be binding upon and
                  ---------------
inure to the benefit of each of the parties and is successors and permitted assigns.

         IN WITNESS WHEREOF, the parties intending to be bound by the terms and conditions hereof have caused this Agreement to be signed by their duly authorized representatives on the date first above written.

ABBOTT LABORATORIES                             ANESTA CORP.
By:      /s/ Richard A. Gonzalez                By:    /s/ Thomas B. King
   ---------------------------------               ------------------------
   Richard A. Gonzalez                             Thomas B. King
   Senior Vice President, Hospital Products        President and Chief Executive
                                                   Officer
Date:    3/13/00                                Date:    3/13/00
     -------------------------------                 ----------------------

                               Supply Agreement

                                    Anesta

                                      and

                              Abbott Laboratories

                                   Exhibit A

                            Manufacturing Equipment
                            -----------------------
Asset
Number         Asset Description                                  Comment

[...***...]




* Confidential Treatment Requested

                                Supply Agreement

                                     Anesta

                                       and

                               Abbott Laboratories

                                    Exhibit B

                             Abbott Long Range Plan
                             ----------------------

         Year                                     Forecasted Units of Products
         ----                                     ----------------------------
         [...***...]


* Prorate for portion of Contract Year if applicable
* Confidential treatment requested

                               Supply Agreement

                                    Anesta

                                      and

                              Abbott Laboratories

                                   Exhibit C

                        Alternative Dispute Resolution
                        ------------------------------

The parties recognize that bona fide disputes as to certain matters may arise from time to time during the term of this Agreement which relate to either party's rights and/or obligations. To have such a dispute resolved by this Alternative Dispute Resolution ("ADR") provision, a party first must send written notice of the dispute to the other party for attempted resolution by good faith negotiations between their respective presidents (or their equivalents) of the affected subsidiaries, divisions, or business units within twenty-eight (28) days after such notice is received (all references to "days" in this ADR provision are to calendar days).

If the matter has not been resolved within twenty-eight (28) days of the notice of dispute, or if the parties fail to meet within such twenty-eight (28) days, either party may initiate an ADR proceeding as provided herein. The parties shall have the right to be represented by counsel in such a proceeding.

1. To begin an ADR proceeding, a party shall provide written notice to the other party of the issues to be resolved by ADR. Within fourteen (14) days after its receipt of such notice, the other party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.

2. Within twenty-one (21) days following receipt of the original ADR notice, the parties shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding. If the parties are unable to agree on a mutually acceptable neutral within such period, either party may request the President of the CPR Institute for Dispute Resolution ("CPR"), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a neutral pursuant to the following procedures:

       (a)    The CPR shall submit to the parties a list of not less than five
              (5) candidates within fourteen (14) days after receipt of the request, along with a Curriculum Vitae for each candidate. No candidate shall be an employee, director, or shareholder of either party or any of their subsidiaries or affiliates.

       (b) Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

       (c) Each party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within seven (7) days following receipt of the list of candidates. If a party believes a conflict of interest exists regarding any of the candidates, that party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any party failing to return a list of preferences on time shall be deemed to have no order of preference.

       (d) If the parties collectively have identified fewer than three (3) candidates deemed to have conflicts, the CPR immediately shall designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference. If a tie should result between two candidates, the CPR may designate either candidate. If the parties collectively have identified three (3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference, or (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in subparagraphs 2(a) - 2(d) shall be repeated.

3. No earlier than twenty-eight (28) days or later than fifty-six (56) days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the parties. The ADR proceeding shall take place at a location agreed upon by the parties. If the parties cannot agree, the neutral shall designate a location other than the principal place of business of either party or any of their subsidiaries or affiliates.

4. At least seven (7) days prior to the hearing, each party shall submit the following to the other party and the neutral:

       (a) a copy of all exhibits on which such party intends to rely in any oral or written presentation to the neutral;

       (b) a list of any witnesses such party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

       (c) a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue.

       (d) a brief in support of such party's proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

       Except as expressly set forth in subparagraphs 4(a) - 4(d), no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions, or production of documents.

5. The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:


       (a) Each party shall be entitled to five (5) hours of hearing time to present its case. The neutral shall determine whether each party has had the five (5) hours to which it is entitled.

       (b) Each party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross-examination.

       (c) The party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding party. The responding party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

       (d) Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

       (e) Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

6. Within seven (7) days following completion of the hearing, each party may submit to the other party and the neutral a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

7. The neutral shall rule on each disputed issue within fourteen (14) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the parties on each disputed issue but may adopt one party's proposed rulings and remedies on some issues and the other party's proposed rulings and remedies on other issues. The neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

8. The neutral shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

       (a) If the neutral rules in favor of one party on all disputed issues in the ADR, the losing party shall pay 100% of such fees and expenses.

       (b) If the neutral rules in favor of one party on some issues and the other party on other issues, the neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the parties. The neutral shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

9. The rulings of the neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

10. Except as provided in paragraph 9 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information. The neutral shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.

11. All disputes referred to ADR, the statute of limitations, and the remedies for any wrong that may be found, shall be governed by the laws of the State of Illinois.

12. The neutral may not award punitive damages. The parties hereby waive the right to punitive damages.

13.    The hearings shall be conducted in the English language.

14. The parties shall not have ex parte communications with the neutral during the pendancy of the ADR proceeding before such neutral.

                        NON-EXCLUSIVE LICENSE AGREEMENT
                        -------------------------------

         This Non-Exclusive License Agreement (the "Agreement") is dated this
                                                    ---------
___ day of March, 2000 and is entered into by and between Abbott Laboratories, an Illinois corporation having a principal place of business at 100 Abbott Park Road, Abbott Park, Illinois, 60064-3500 ("Abbott"), and Anesta Corp., a Delaware
                                          ------
corporation having a principal place of business at 4745 Wiley Post Way, Salt Lake City, Utah 84116 ("Anesta").
                        ------

                                  BACKGROUND
                                  ----------

         WHEREAS, Abbott is the owner of certain patent rights related to the manufacturing and packaging processes of certain oral transmucosal fentanyl citrate products;

         WHEREAS, Anesta is in the business of marketing and selling such oral transmucosal fentanyl citrate products; and

         WHEREAS, Anesta desires a non-exclusive license under Patent Rights (as defined below), and Abbott is willing to grant such license.

         NOW, THEREFORE, in consideration of the recitals and the mutual covenants and obligations contained herein, Abbott and Anesta agree as follows:

                                1. DEFINITIONS
                                   -----------

         1.1 "Affiliate" shall mean, with respect to each Party, any legal
              ---------
entity which controls, is controlled by, or is under common control with such Party. For purposes of this definition, a Party shall be deemed to be in control of another entity if the former entity owns or controls, directly or indirectly, more than fifty percent (50%) of the outstanding voting equity of the other entity (or other comparable ownership interest for an entity other than a corporation).

     1.2 "Effective Date" shall mean the last date on which a Party executes
          --------------
this Agreement.

     1.3 "Field" shall mean any and all uses (including, without limitation,
          -----
pre-medication, sedation, analgesia, diagnostic procedure, emergency room, post-op pain, burn treatment and all cancer-related pain management use) in hospitals, surgi-centers and emergency health care facilities which are owned, operated, affiliated or associated with hospitals, and any and all uses in the home care and alternate site markets.

     1.4 "Licensed Product" shall mean oral transmucosal products within the
          ----------------
scope of Patent Rights and Non-Patent Rights, that consists of: (a) the unique patented dosage form for the oral transmucosal administration in the Field of the opioid, fentanyl citrate; (b) an opioid or other central nervous system-acting drug with pre-medication, sedation, analgesic, diagnostic procedure, emergency room, post-op pain, burn treatment, or cancer-related pain management use; or (c) any intermediate composition or material therefor.

     1.5 "Non-Patent Rights" shall mean all rights, other than Abbott Patent
          -----------------
Rights, that are owned by or licensed to Abbott with the right to sublicense, and that arise out of work done with, or refer or relate to Licensed Products, any intermediate composition or material therefore, or the methods of making or using the same, including, but not limited to, any and all rights which relate to:

               (i) trade secrets, know-how, show-how, computer software, unpatented and unpatentable inventions, discoveries and ideas;

               (ii) manufacturing, technical and technological information, methods, processes and techniques, whether relating to successful or unsuccessful work;

               (iii) preclinical and clinical, in vivo and in vitro study data,
                                               -------     -- -----
          characterization, biochemistry, enzymology, toxicology, pharmacology and other information relating to safety and efficacy;

               (iv) Investigational New Drug Applications, New Drug Applications and Drug Master Files, as such terms are defined under the Act; and

               (v) any other information relating thereto, or to formulations, designs, practices or methods of administration or use.

         1.6  "Party" shall mean either Abbott or Anesta and "Parties" shall
               -----                                          -------
mean both Abbott and Anesta.

         1.7  "Patent Rights" shall mean the patents and patent applications
               -------------
set forth in Exhibit A, and any continuation, division, continuation-in-part, and any provisional applications, and any substitutions, extensions, registrations, confirmations, re-examinations, re-issues or renewals of such patents.

         1.8  "Termination Agreement" shall mean that certain Termination and
               ---------------------
Asset Sale and Purchase Agreement between the Parties dated March 13, 2000.

         1.9 "Third Party" shall mean a natural person, corporation,
              -----------
partnership, joint venture, trust, any governmental authority or other business entity or organization, and any other recognized organization other than the Parties and/or their Affiliates.

                               2. RIGHTS GRANTED
                                  --------------

         2.1 License Grant. In partial consideration of the Purchase Price (as
             -------------
that term is defined in the Termination Agreement, Abbott hereby grants to Anesta and its Affiliates, subject to the terms and conditions set forth herein, a perpetual, worldwide, royalty-free, non-exclusive right and license, with the right to sublicense, under Patent Rights and Non-Patent Rights to make, have made, offer for sale, sell and use Licensed Products in the Field. In the event this Agreement is terminated pursuant to Section 5.3 herein, the license granted to Anesta under this Article 2 shall be revoked contemporaneously to such termination.

         2.2 Disclosure. It is the intent of the Parties that the Books and
             ----------
Records, as that term is defined in the Termination Agreement, contain sufficient information to enable Anesta to make or have made Licensed Products. To the extent Anesta reasonably believes it does not have sufficient information to make or have made Licensed Products, Anesta may request additional information from Abbott. Upon receipt of such request, Abbott shall conduct a reasonable inquiry to identify such information, and to the extent such information exists and is identified, Abbott shall promptly disclose it to Anesta.

                       3. REPRESENTATIONS AND WARRANTIES
                          ------------------------------

         3.1   Abbott Representations and Warranties. Abbott represents and
               -------------------------------------
     warrants to Anesta the following:

         (a) Abbott is the owner of the patents within Patent Rights and the technology and intellectual property within the Non-Patent Rights;

         (b) Abbott has the right to license patents within Patent Rights and the technology and intellectual property within the Non-Patent Rights; and

         (c) Abbott has the necessary corporate authority to enter into this Agreement.

         3.2   Anesta Representations and Warranties. Anesta represents and
               -------------------------------------
     warrants to Abbott the following:

         (a) Anesta has the necessary corporate authority to enter into this Agreement; and

         (b) Anesta will at all times during the terms of this Agreement and for so long as it shall sell Licensed Products, comply with all local, state or federal laws that may control the sale of Licensed Products or any other activity undertaken pursuant to this Agreement.

         3.3   Disclaimer. The Parties recognize that nothing in this Agreement
               ----------
     shall be construed as a representation or warranty by Abbott:

         (a)   concerning the validity or scope of any patent within Patent
               Rights;

         (b) regarding the right to practice the technology covered by any patent within Patent Rights;

         (c) imposing an obligation on the part of Abbott to bring or prosecute infringement actions against Third Parties for infringement of any patent within Patent Rights; or

         (d) conferring to Anesta by implication, estoppel or otherwise, any licenses, immunities or rights to any other patents or patent applications owned or controlled by Abbott.

         ABBOTT MAKES NO WARRANTIES, EXPRESSED OR IMPLIED, OTHER THAN THOSE MADE HEREIN. ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARE HEREBY DISCLAIMED BY ABBOTT.

               4.   PUBLIC ANNOUNCEMENTS AND NON-PUBLICITY
                    --------------------------------------

         Public announcements, press releases and other public statements concerning this Agreement shall be governed by Section 8.4 of the Termination Agreement.

                            5. TERM AND TERMINATION
                               --------------------

         5.1  Term Regarding Patent Rights. This Agreement shall commence on the
              ----------------------------
Effective Date and shall have a perpetual term, unless otherwise terminated earlier by operation of law or by acts of the Parties in accordance with the terms of this Agreement.

         5.2  Termination for Cause. Either Party may terminate this Agreement
              ---------------------
upon written notice to the other Party in the event the other Party (a) materially breaches this Agreement and fails to cure such breach within sixty
(60) days after receipt of written
notice of breach from the non-breaching Party, or (b) makes a general assignment for the benefit of creditors, has a receiver appointed on it's behalf, files or otherwise becomes subject to bankruptcy or insolvency proceedings which continues unstayed and in effect for a period of sixty (60) days.

         5.3  Termination by Abbott. Abbott may terminate this Agreement upon
              ---------------------
written notice to Anesta in the event Anesta materially breaches its obligations to make the payments due to Abbott under Section 2.3 of the Termination Agreement and fails to cure such breach in accordance with the terms and conditions thereof.

         5.4 Accrued Rights and Obligations. The termination, expiration,
             ------------------------------
cancellation or abandonment of this Agreement through any means and for any reason shall not relieve the Parties of any obligations accruing prior thereto and shall be without prejudice to the rights and remedies of either Party with respect to the antecedent breach of any of the provisions of this Agreement.

                              6. INDEMNIFICATION
                                 ---------------

         6.1   Indemnification by Anesta. Anesta shall indemnify, defend and
               -------------------------
hold harmless Abbott and its officers, directors, employees, agents and representatives ("Abbott Indemnitees") from and against any and all liabilities,
                  ------------------
claims, demands, actions, suits, losses, damages, costs and expenses (including reasonable attorneys' fees) based upon or arising out of:

         (a) Anesta's negligence, willful or deliberate misconduct, recklessness, or breach of any covenant, agreement, representation or warranty made by Anesta in this Agreement; or

         (b)   Anesta's manufacture, offer to sell, sale or use of Licensed
               Product.

          6.2  Indemnification by Abbott. Abbott shall indemnify, defend and
               -------------------------
hold harmless Anesta and its officers, directors, employees, agents and representatives ("Anesta Indemnitees") from and against any and all liabilities,
                  ------------------
claims, demands, actions, suits, losses, damages, costs and expenses (including reasonable attorneys' fees) based upon or arising out of Abbott's negligence, willful or deliberate misconduct, recklessness, or breach of any covenant, agreement, representation or warranty made by Abbott in this Agreement.

          6.3  Conditions of Indemnification. If Abbott proposes to seek
               -----------------------------
indemnification from Anesta under the provisions of this Article 6, Abbott shall notify Anesta within thirty (30) days of receipt of notice of any such claim or suit and shall cooperate fully with Anesta in the defense of such claims or suits. No settlement or compromise shall be binding on Abbott hereto without Abbott's prior written consent.

                                 7. MARKETING
                                    ---------

         Anesta shall properly mark all Licensed Products and any advertising for Licensed Products with appropriate notice of patent coverage. In no event shall Anesta use Abbott's name or any Abbott trademark.

                               8. MISCELLANEOUS
                                  -------------

          8.1  Entire Agreement. This Agreement, together with the exhibits,
               ----------------
constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes all written or oral prior agreements or understandings with respect thereto.

          8.2  Amendment or Modification. No Party shall claim any amendment,
               -------------------------
modification or release from any provision hereof by mutual agreement, unless in writing signed by an authorized representative of each Party.

          8.3  Severability. If any term or provision of this Agreement shall
               ------------
for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof, and this Agreement shall be interpreted and construed as if such term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.

          8.4  Assignment. Anesta shall not assign this Agreement, in whole or
               ----------
in part, without the prior written consent of Abbott; provided, however, that Anesta may make such an assignment without Abbott's consent to a successor to all or substantially all of the assets or business of Anesta to which this Agreement relates, whether in a merger, sale of stock, sale of assets or other transaction. Any permitted assignee shall assume all of Anesta's obligations under this Agreement. No permitted assignment shall relieve Anesta of responsibility for the performance of any accrued obligation which Anesta then has hereunder.

          8.5  Relationship of the Parties. The relationship of the Parties
               ---------------------------
under this Agreement is that of independent contractors. Nothing contained in this Agreement is intended or is to be construed so as to constitute the Parties as partners, joint ventures, or either party as an agent or employee of the other. Neither Party has any express or implied right under this Agreement to assume or create any obligation on behalf of, or in the name of, or to bind the other Party to any contract, agreement or undertaking with any Third Party, and no conduct of the Parties shall be deemed to infer such right.

         8.6  Notices. All notices hereunder shall be given in writing and
              -------
shall be given by mail, air courier, facsimile, or hand delivery properly addressed. Until otherwise notified, notices shall be addressed as follows:

         If to Anesta:              Anesta Corp.
                                    4745 Wiley Post Way
                                    Salt Lake City, Utah 84116
                                    Attention:    Chief Executive Officer
                                    Telefax:(801) 595-1406

         With a copy to:
                                    Cooley Godward LLP
                                    2595 Canyon Boulevard
                                    Suite 250
                                    Boulder, CO  80302-6737
                                    Attention:    James C. Linfield, Esq.
                                    Telefax:(303) 546-4099


         If to Abbott:              Senior Vice President
                                    Hospital Products Division
                                    200 Abbott Park Road
                                    Abbott Park, Illinois 60064-3537

         With copy to:              Divisional Vice President
                                    Legal Division D-322
                                    100 Abbott Park Road
                                    Abbott Park, Illinois 60064-6050

Notices shall be effective upon receipt if personally delivered, on the third business day following the date of mailing if sent by certified or registered mail, and on the second business day following the date of delivery to the express mail service if sent by express mail, or the date of transmission if sent by facsimile. A Party may change its address listed above by notice to the other Party.

          8.7  Force Majeure. Any delay in the performance of any of the duties
               -------------
or obligations of either Party under this Agreement caused by an event outside the affected Party's reasonable control shall not be considered a breach of this Agreement, and the time required for performance shall be extended for a period equal to the period of such delay. Such events shall including, without limitation: acts of God; riots; embargoes; labor disputes, including strikes, lockouts, job actions, or boycotts; fires; explosions; earthquakes; floods; shortages of material or energy; or other unforeseeable causes beyond the reasonable control and without the fault or negligence of the Party so affected. The Party so affected shall give prompt notice to the other Party of such cause and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible.

          8.8  Limitation of Liability. In no event shall either party be liable
               -----------------------
to the other for any incidental or consequential damages, including lost profits, arising out of any breach of this Agreement.

          8.9  Governing Law. This Agreement shall be construed, interpreted and
               -------------
governed by the laws of the State of Illinois, without regard to conflicts of law principles.

          8.10 Dispute Resolution. Any controversy or claim arising out of or
               ------------------
relating to this Agreement, or the breach thereof, shall be resolved through the alternative dispute resolution described in Exhibit B.

     8.11 Binding Effect. This Agreement shall be binding upon and shall inure
          --------------
to the benefit of the Parties hereto and their respective assigns and successors in interest.

     8.12 Waiver. No waiver or modification of any of the terms of this
          ------
Agreement shall be valid unless in writing and signed by an authorized representative of the Parties. Failure by either Party to enforce any rights under this Agreement shall not be construed as a waiver of such rights, nor shall a waiver by either Party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

     8.13 Exhibits. All exhibits that are attached to this Agreement are
          --------
incorporated herein by reference.

     8.14 Headings. The headings used in this Agreement are for convenience
          --------
reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     8.15 Counterparts. This Agreement may be executed in two (2) original
          ------------
counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each Party has caused this Agreement to be executed on its behalf by its duly authorized officer as of the Effective Date.


ABBOTT LABORATORIES                         ANESTA CORP.

By: /s/ Richard A. Gonzalez                 By: /s/ Thomas B. King
    --------------------------                  ---------------------------
    Richard A. Gonzalez                         Thomas B. King
    Senior Vice President,                      President and Chief
    Hospital Products                           Executive Officer

Date: 3/13/00                               Date: 3/13/00
      -----------------------                     -------------------------

                        Non-Exclusive License Agreement

                                    Anesta

                                      and

                              Abbott Laboratories

                                   Exhibit A

                                 Patent Rights
                                 -------------

5041 Family:
-----------

         US D-338,956 issued August 31, 1993 (expires August 31, 2007)


5042 Family:
-----------

         US D-336,955 issued June 29, 1993 (expires June 29, 2007)


5049 Family:
------------

         US 5,490,989 issued February 13, 1996 (expires February 13, 2013)

         US 5,296,234 issued March 22, 1994 (expires October 11, 2011)

         [...***...]


5433 Family:
-----------

         US 5,419,911 issued May 30, 1995 (expires September 28, 2013)

         Australia Patent No. 682720 issued February 5, 1998 (expires September 14, 2014)

         [...***...]


*Confidential Treatment Requested

                        Non-Exclusive License Agreement

                                    Anesta

                                      and

                              Abbott Laboratories

                                   Exhibit B

                        Alternative Dispute Resolution
                        ------------------------------

The parties recognize that bona fide disputes as to certain matters may arise from time to time during the term of this Agreement which relate to either party's rights and/or obligations. To have such a dispute resolved by this Alternative Dispute Resolution ("ADR") provision, a party first must send written notice of the dispute to the other party for attempted resolution by good faith negotiations between their respective presidents (or their equivalents) of the affected subsidiaries, divisions, or business units within twenty-eight (28) days after such notice is received (all references to "days" in this ADR provision are to calendar days).

If the matter has not been resolved within twenty-eight (28) days of the notice of dispute, or if the parties fail to meet within such twenty-eight (28) days, either party may initiate an ADR proceeding as provided herein. The parties shall have the right to be represented by counsel in such a proceeding.

1. To begin an ADR proceeding, a party shall provide written notice to the other party of the issues to be resolved by ADR. Within fourteen (14) days after its receipt of such notice, the other party may, by written notice to the party initiating the ADR, add additional issues to be resolved within the same ADR.

2. Within twenty-one (21) days following receipt of the original ADR notice, the parties shall select a mutually acceptable neutral to preside in the resolution of any disputes in this ADR proceeding. If the parties are unable to agree on a mutually acceptable neutral within such period, either party may request the President of the CPR Institute for Dispute Resolution ("CPR"), 366 Madison Avenue, 14th Floor, New York, New York 10017, to select a neutral pursuant to the following procedures:

     (a) The CPR shall submit to the parties a list of not less than five (5) candidates within fourteen (14) days after receipt of the request, along with a Curriculum Vitae for each candidate. No candidate shall be an employee, director, or shareholder of either party or any of their subsidiaries or affiliates.

     (b) Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

     (c) Each party shall number the candidates in order of preference (with the number one (1) signifying the greatest preference) and shall deliver the list to the CPR within seven (7) days following receipt of the list of candidates. If a party believes a conflict of interest exists regarding any of the candidates, that party shall provide a written explanation of the conflict to the CPR along with its list showing its order of preference for the candidates. Any party failing to return a list of preferences on time shall be deemed to have no order of preference.

     (d) If the parties collectively have identified fewer than three (3) candidates deemed to have conflicts, the CPR immediately shall designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference. If a tie should result between two candidates, the CPR may designate either candidate. If the parties collectively have identified three (3) or more candidates deemed to have conflicts, the CPR shall review the explanations regarding conflicts and, in its sole discretion, may either (i) immediately designate as the neutral the candidate for whom the parties collectively have indicated the greatest preference, or
          (ii) issue a new list of not less than five (5) candidates, in which case the procedures set forth in subparagraphs 2(a) - 2(d) shall be repeated.

3. No earlier than twenty-eight (28) days or later than fifty-six (56) days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the parties. The ADR proceeding shall take place at a location agreed upon by the parties. If the parties cannot agree, the neutral shall designate a location other than the principal place of business of either party or any of their subsidiaries or affiliates.

4. At least seven (7) days prior to the hearing, each party shall submit the following to the other party and the neutral:

     (a) a copy of all exhibits on which such party intends to rely in any oral or written presentation to the neutral;

     (b) a list of any witnesses such party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

     (c) a proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue. The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue.

     (d) a brief in support of such party's proposed rulings and remedies, provided that the brief shall not exceed twenty (20) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

     Except as expressly set forth in subparagraphs 4(a) - 4(d), no discovery shall be required or permitted by any means, including depositions, interrogatories, requests for admissions, or production of documents.

5. The hearing shall be conducted on two (2) consecutive days and shall be governed by the following rules:

     (a) Each party shall be entitled to five (5) hours of hearing time to present its case. The neutral shall determine whether each party has had the five (5) hours to which it is entitled.

     (b) Each party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument. Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the party conducting the cross-examination.

     (c) The party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding party. The responding party, if it chooses to make an opening statement, also shall address all issues raised in the ADR. Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

     (d) Except when testifying, witnesses shall be excluded from the hearing until closing arguments.

     (e) Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances. Affidavits prepared for purposes of the ADR hearing also shall not be admissible. As to all other matters, the neutral shall have sole discretion regarding the admissibility of any evidence.

6. Within seven (7) days following completion of the hearing, each party may submit to the other party and the neutral a post-hearing brief in support of its proposed rulings and remedies, provided that such brief shall not contain or discuss any new evidence and shall not exceed ten (10) pages. This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

7. The neutral shall rule on each disputed issue within fourteen (14) days following completion of the hearing. Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the parties on each disputed issue but may adopt one party's proposed rulings and remedies on some issues and the other party's proposed rulings and remedies on other issues. The neutral shall not issue any written opinion or otherwise explain the basis of the ruling.

8. The neutral shall be paid a reasonable fee plus expenses. These fees and expenses, along with the reasonable legal fees and expenses of the prevailing party (including all expert witness fees and expenses), the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

     (a) If the neutral rules in favor of one party on all disputed issues in the ADR, the losing party shall pay 100% of such fees and expenses.

     (b) If the neutral rules in favor of one party on some issues and the other party on other issues, the neutral shall issue with the rulings a written determination as to how such fees and expenses shall be allocated between the parties. The neutral shall allocate fees and expenses in a way that bears a reasonable relationship to the outcome of the ADR, with the party prevailing on more issues, or on issues of greater value or gravity, recovering a relatively larger share of its legal fees and expenses.

9. The rulings of the neutral and the allocation of fees and expenses shall be binding, non-reviewable, and non-appealable, and may be entered as a final judgment in any court having jurisdiction.

10. Except as provided in paragraph 9 or as required by law, the existence of the dispute, any settlement negotiations, the ADR hearing, any submissions (including exhibits, testimony, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information. The neutral shall have the authority to impose sanctions for unauthorized disclosure of Confidential Information.

11. All disputes referred to ADR, the statute of limitations, and the remedies for any wrong that may be found, shall be governed by the laws of the State of Illinois.

12. The neutral may not award punitive damages. The parties hereby waive the right to punitive damages.

13.  The hearings shall be conducted in the English language.

14. The parties shall not have ex parte communications with the neutral during the pendancy of the ADR proceeding before such neutral.